UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ITONIS INC.
(Name of small business issuer in its charter)

NEVADA	7372	26-0881302
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

Klimentska 10, 110 00 Prague 1, Czech Republic
+420 296578180
Fax +420 296578199
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Mr. Thomas Neal Roberts, President
Klimentska 10, 110 00 Prague 1, Czech Republic
+420 296578180
Fax +420 296578199
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Michael H. Taylor, Esq.
Lang Michener LLP
1500 Royal Centre, 1055 West Georgia Street
Vancouver, British Columbia V6E 4N7
Tel: 604-689-9111

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective. If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1),(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Shares of Common Stock, par value $0.001 per share	4,400,000 shares	$0.70 per share	$3,080,000	$94.56

(1)

Total represents (i) 1,200,000 shares of common stock issued in connection with a private placement of shares completed by the Registrant on February 10, 2007; (ii) 1,200,000 shares of common stock issued in connection with a private placement of shares completed by the Registrant on March 31, 2007; (iii) 1,000,000 shares of common stock and 1,000,000 shares of common stock issuable upon exercise of 1,000,000 common stock purchase warrants issued in connection with a private placement of units completed by the Registrant on June 11, 2007.

(2)

In the event of a stock split, stock dividend or similar transaction involving the common shares of the Registrant in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(3)

The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(c) of the Securities Act, based upon the closing sales price of the Registrant’s shares of common stock on the OTC Bulletin Board on October 29, 2007. The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of Common Stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until the registration statement of which this prospectus forms a part filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 31, 2007

PROSPECTUS

ITONIS INC.

4,400,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 3,400,000 shares of common stock and 1,000,000 shares of common stock issuable upon exercise of common stock purchase warrants of ITonis Inc. that may be offered and sold, from time to time, by the selling stockholders identified in this prospectus. These shares were issued in three separate private transactions, as follows:

1.	1,200,000 shares were issued in a private placement transaction that completed on February 10, 2007;

2.	1,200,000 shares were issued in a private placement transaction that completed on March 31, 2007; and

3.	1,000,000 shares and warrants to purchase up to 1,000,000 shares were issued in a private placement transaction that completed on June 11, 2007.

These transactions are described in this prospectus under “Selling Stockholders.”

The selling stockholders may sell their shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale, see “Plan of Distribution”.

We will not receive any proceeds from this offering. We agreed to bear substantially all of the expenses in connection with the registration and resale of the shares offered hereby (other than selling commissions).

Our shares of common stock are traded on the NASD OTC Bulletin Board (“OTCBB”) under the symbol “ITNS”. The last reported sales price of our shares of common stock on the OTCBB on October 29, 2007 was $0.70 per share.

The purchase of the securities offered by this Prospectus involves a high degree of risk. You should invest in our shares of common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus entitled “Risk Factors” beginning on page 6 before buying any shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The date of this prospectus is:<>, 2007

TABLE OF CONTENTS

PAGE
SUMMARY	1
RISK FACTORS	6
As we have yet to commercially deploy the ITonis video solution, there is no assurance that we will ever achieve revenues from the licensing or sales of the ITonis video solution.	6
If we are unable to obtain additional financing to execute our plan of operations, then we will not have sufficient funds with which to carry out our plan of operations and our business will most likely fail.	6
As we have a limited operating history and our ability to exploit the ITonis video solution is untested, we may never earn material revenues or achieve profitability from the licensing or sales of the ITonis video solution.	6
As we are a start-up company in the development stage without an established technology, there can be no assurance that our business will be successful.	7
If we are not able to enter into arrangements with strategic partners for implementing Internet video solutions for Internet service providers, then our plans to generate material revenues from Internet service providers who would use our ITonis video solution to outsource Internet video services will fail.	7
We have a history of losses and negative cash flows, which is likely to continue unless the ITonis video solution gains sufficient market acceptance to generate a commercially viable level of sales	7
If our operating expenses are greater than anticipated, then we will have less funds with which to pursue our plan of operations and our additional financing requirements will be greater than anticipated	8
As there is a substantial doubt as to our ability to continue as a going concern, there is a significant risk that our business will fail	8
Substantially all of our assets and most of our directors and officers are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our directors and officers	8
We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.	8
The ability of our ITonis video solution to be successfully deployed in commercial operations is contingent upon the widespread market penetration of broadband Internet access.	9
If we are not able to successfully integrate Digital Right Management, or DRM, into our ITonis video solution, then video content owners and distributors may not trust our solution for the delivery of proprietary video content via the Internet with the result that potential customers may refuse to buy our products or deploy our ITonis video solution for the delivery of on-demand video.	9
We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly	9
Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.	10
If we fail to effectively manage our growth, our future business results could be harmed and our managerial and operational resources may be strained	10
There can be no assurance that our acquisition of Aquos Media Limited will be successful.	10
If we lose the services of one of our officers, then we may not be able to carry out our plan of operations.	11
If government regulations are adopted that impose additional costs or requirements on our ability to provide our video solutions, then our cost of operations may be increased and we may not be able to carry out our plan of operations.	11
We have not paid any dividends and do not foresee paying dividends in the future	11
For reasons outside our control, our stock price can be volatile.	11
Our common stock is subject to the “Penny Stock” rules of the SEC, which make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock	12
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	13

ii

iii

SUMMARY

As used in this prospectus: (i) unless the context otherwise requires, “we”, “us”, “our”, the “Company” or “ITonis” refers to ITonis Inc. and its subsidiaries; (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to US dollars, unless otherwise indicated.

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision relating to the purchase of our shares of common stock.

Our Business

We are the owner of a suite of proprietary software applications that we refer to as the “ITonis video solution”. The ITonis video solution enables the on-demand delivery of video content, including television channels and videos, to consumers via broadband Internet for viewing on the consumer’s television.

Our business plan is to market and sell the ITonis video solution as a technology solution that will enable the on-demand delivery of video content via the Internet. The ITonis video solution is one of three components that are essential to the on-demand delivery of video content via broadband Internet, namely:

  the intellectual property rights to distribute the video content;

  a set top box located near the consumer’s television that is connected to broadband Internet; and

  a technology solution that enables the on-demand delivery of the video content to the consumer’s television via the set top box.

We do not have any plans to engage in the business of acquiring intellectual property rights to distribute video content or manufacturing and selling set top boxes for televisions. Our focus will be on the marketing and sale of the ITonis video solution in circumstances where other parties will be responsible for the provision of the intellectual property rights to distribute the video content and the necessary set-top boxes.

The ITonis video solution is comprised of the following components, each of which will be achieved by the installation of our software applications on computer servers that are used to implement our video solution:

  the ITonis media acquisition system allows the upload of video content onto media storage servers;

  ITonis media storage servers that provide for the storage of video and other media content;

  ITonis media streamers that provide for the streaming of video content in real time to the end consumer via the Internet;

  an ITonis Television portal application server that provides the interface between the computer system and the ultimate consumer; and

  an ITonis service server that performs automatic maintenance tasks on the solution.

The ITonis video solution is designed to enable consumers to order on-demand video content from their provider in the following manner:

  the consumer will access their set-top box using a remote control;

  the set-top box will communicate with the ITonis video solution via the Internet;

  the consumer will be presented with the interface screens generated by the ITonis Television portal application server that will give the consumer a range of options to select video content on demand;

  the consumer will select a television channel or video content and the selection will be transmitted to the ITonis Television portal application server;

  the ITonis Television portal application server will initiate the broadcast of the video content to the consumer and will record the transaction as a purchase by the consumer of the video content; and

  the ITonis media streamers will access the ITonis media storage servers on which the video content is resident and stream the video content in real time to the consumer.

We have developed the basic functionality of ITonis video solution and have demonstrated the solution in a laboratory environment. We are now securing pilot projects for the demonstration of the ITonis video solution in “real world” operations. We are also planning to continue additional development of the ITonis video solution in order to extend the functionality of the solution.

We have configured set top boxes manufactured by Kreatel Communications AB (a Motorola company) to work with our ITonis video solution. This configuration has been achieved by the installation of software developed by us onto Kreatel set top boxes that are to be used for delivery of video content using our solution. We do not market or sell the Kreatel set top boxes that may be used with our solution.

We believe that our ITonis video solution may be attractive to the following participants engaged in the telecommunications and media distribution industry:

  video content owners and distributors, including television broadcast and cable companies, that wish to enable their customers to purchase video content and other value added services via the Internet; and

  Internet service providers that wish to be able to offer their customers the ability to purchase on- demand video content for viewing on their televisions via the Internet.

We plan to commercialize our ITonis video solution using two distinct business models:

  Our direct sales model involves selling the ITonis video solution as an “end to end” computer based platform to video content owners and distributors who will install the ITonis video solution on their computer servers and use the solution to deliver on-demand video content to their customers via the Internet. In this scenario, we would achieve revenues from sales of the ITonis video solution. We would also have the ability to earn further ongoing product support fees and consulting fees.

  Our Internet service provider model involves partnering with video content providers to provide a fully outsourced video on-demand and television solution to Internet service provider businesses. By partnering with content provides and set-top box manufactures, we will be able to offer a fully outsourced Video on Demand and Internet Protocol over television solution to Internet service providers that would like to provide their customers with this service but do not have the resources to successfully deploy a video on-demand solution. In this model, our plan is to earn revenues either on a revenue sharing basis with the Internet service provider or on a monthly fee basis.

Although sales and marketing activities have been initiated, we have earned minimal revenues to date and, as such, we are presently a development stage company. Accordingly, we cannot provide any assurance to investors that any of the above business models will be viable or that we will achieve significant revenues. Further, we cannot provide investors with any assurance as to the type of revenue model that will ultimately be acceptable to our customers.

Our History

We were incorporated on July 5, 2005 as “Kenshou Inc.” under the laws of the state of Nevada.

We acquired certain intellectual property owned by Onyx Trading Inc. (“Onyx Trading”) relating to its “TV Everywhere” video platform and software components on November 16, 2005. The TV Everywhere software components included the ITonis media acquisition system, the ITonis media storage system and the ITonis media streamers that have since been incorporated into our ITonis television solution.

We changed our corporate name to “ITonis Inc.” effective December 2, 2005. We incorporated our wholly owned Czech subsidiary called “ITonis CZ” on November 25, 2005.

We acquired certain intellectual property owned by Nordic IPTV Company ApS (“Nordic IPTV”) (named “Makeitwork ApS” at the time of the agreement) relating to its television portal application server technology on February 7, 2006. This technology has subsequently been integrated into our ITonis video solution.

In July 2007, under new management, we determined to shift our efforts for commercialization of our ITonis video solution from the European market to the Chinese market. On October 23, 2007, we completed the acquisition of Aquos Media Limited, which is in the business of assembling licenses and permits for Internet television broadcasting in China and the resale of authorized Chinese lottery gaming products. For more information on the acquisition, see “Description of Business – Recent Developments”.

We completed a one for two consolidation of our issued and outstanding shares of common stock on June 15, 2006. We completed a three for one forward stock split of our authorized and issued and outstanding shares of common stock on March 20, 2007. All information presented in this prospectus takes into consideration the consolidation and forward split of our shares of common stock, including all share amounts and per share prices.

We presently have limited funds with which to pursue our plan of operations. While we have completed private placement financings as part of our corporate organization, we will require additional funding in order to pursue our plan of operations over the next twelve months. We currently have no arrangements for any additional financing and there is no assurance that any additional financing will be obtained.

Our principal office is located at Klimentska 10, 110 00 Prague 1, Czech Republic. Our telephone number is +420 296 578 180 and our fax number is +420 296 578 199.

THE OFFERING

Issuer:	ITonis Inc.
Selling Stockholders:	The selling stockholders consist of some of our existing stockholders who are identified in this prospectus under “Selling Stockholders”.
Shares Offered by the Selling Stockholders:	The selling stockholders are offering up to 4,400,000 shares of our common stock having a par value of $0.001 per share. See “Selling Stockholders”.
Offering Price:

The selling stockholders may sell their shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale, see “Plan of Distribution”.

Terms of the Offering:

The selling stockholders will determine when and how they will sell the common stock offered by this prospectus. We will cover substantially all of the expenses associated with this offering which we estimate to be approximately $40,000. See “Plan of Distribution”.

Termination of the Offering:

The offering will conclude when all shares of common stock offered hereby have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Use of Proceeds:	We will not receive any proceeds from this offering. We will incur substantially all of the costs associated with the filing of the registration statement of which this prospectus forms a part.
Market for Our Common Stock:	Our common stock is traded on the OTCBB. The last reported sales price of our shares of common stock on the OTCBB on October 29, 2007 was $0.70 per share.
Outstanding Shares of Common Stock:	There were 143,302,653 shares of our common stock issued and outstanding as at October 29, 2007.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our shares of common stock.

SUMMARY OF FINANCIAL DATA

The summarized consolidated financial data presented below is derived from and should be read in conjunction with:

  our audited consolidated financial statements as at and for the year ended November 30, 2006, for the period from inception (July 5, 2005) to November 30, 2005 and for the period from inception (July 5, 2005) to November 30, 2006, including the notes to those financial statements; and

  our unaudited interim consolidated financial statements as at and for the nine months ended August 31, 2007 and 2006 and for the period from inception (July 5, 2005) to August 31, 2007.

These financial statements are included elsewhere in this prospectus. The following summarized consolidated financial data should also be read in conjunction with the section of this prospectus entitled “Management’s Discussion and Analysis or Plan of Operations”.

We were incorporated on July 5, 2005. We acquired certain intellectual property owned by Onyx Trading relating to its “TV Everywhere” video platform and software components on November 16, 2005. We acquired certain intellectual property owned by Nordic IPTV relating to its television portal application server technology on February 7, 2006. Accordingly, the summary financial data provided below may not be comparable from period to period.

BALANCE SHEET DATA

	As at	As at
	August 31, 2007	November 30, 2006
	(Unaudited)	(Audited)
Cash	$18,293	$1,571
Working Capital Deficiency	($724,591)	($442,867)
Total Assets	$195,925	$79,954
Total Liabilities	$860,720	$474,962
Total Stockholders’ Deficiency	($664,795)	($395,008)

STATEMENT OF OPERATIONS DATA

					From Inception
	Nine Months	Nine Months	Year Ended		(July 5, 2005) to
	Ended August 31,	Ended August 31,	November 30,		November 30, 2005
	2007	2006	2006		(Audited)
	(Unaudited)	(Unaudited)	(Audited)		(Restated)
Revenue	$199,415	$24,351	$24,351	$	Nil
Gross Profit	$31,952	14,927	$14,927		--
General and Administrative
Expenses	($830,114)	($2,039,568)	($2,351,131)		($566,478)
Loss from Operations	($798,162)	($2,024,641)	($2,336,204)		($566,478)
Other Income	--	$26,724	$33,926	$	Nil
Loss for Period	($798,162)	($1,997,917)	($2,302,278)		($566,478)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our shares of common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS AND FINANCIAL CONDITION

As we have yet to commercially deploy the ITonis video solution, there is no assurance that we will ever achieve revenues from the licensing or sales of the ITonis video solution.

Our plan of operation is focused on the commercialization of the ITonis video solution and its various components. While we have completed the development of the ITonis video solution to the stage where its operation can be demonstrated in research and development environments, we will have to complete additional development work in order to advance to the development of the ITonis video solution to the stage where commercialization is possible. Our ability to achieve material revenues and future profitability will depend on our ability to complete development of the ITonis video solution and to successfully market and license or sell the ITonis video solution and its various components. There is no assurance that we will be able to complete the successful development of the ITonis video solution as a commercially deployable solution or that our marketing and sales efforts will be successfully in enabling us to generate revenues from sales and deployment of the ITonis video solution.

If we are unable to obtain additional financing to execute our plan of operations, then we will not have sufficient funds with which to carry out our plan of operations and our business will most likely fail.

Our plan of operations is to market and commercialize the ITonis video solution and to generate material revenues from the sales of our video solutions and its components. Our planned expenditures over the next year to implement this plan of operations is in excess of our current financial resources. We have limited cash and working capital and we will not be able to fund our operations beyond the next four months without additional financing. Accordingly, we will require additional financing in order to carry out our plan of operations. We presently do not have any arrangements for additional financing in place and there is no assurance that we will be able to arrange for additional financing. If we are not able to arrange for additional financing to cover these additional anticipated expenses, we will not be able to execute our plan of operations with the result that our business may fail and investors may lose a substantial portion or all of their investment.

As we have a limited operating history and our ability to exploit the ITonis video solution is untested, we may never earn material revenues or achieve profitability from the licensing or sales of the ITonis video solution.

We were incorporated on July 5, 2005 and only recently acquired the intellectual property for the ITonis video solution that is necessary for our business. In order to fully develop this intellectual property into a commercial product and ensure a delivery capability, ITonis has set up a fully owned subsidiary in the Czech Republic, ITonis CZ, which incorporation process was formally completed on January 4, 2006. Our operating history is limited, and to date we have been involved primarily in organisational and development activities. We have not earned material revenues to date from the licensing or sales of the ITonis video solution and our ability to commercially exploit our ITonis software is untested.

Accordingly, there is no assurance that we will ever achieve material revenues or profitability from the licensing or sales of the ITonis video solution.

As we are a start-up company in the development stage without an established technology, there can be no assurance that our business will be successful.

We are a start-up company focused on a new technology, namely our ITonis video solution, which has no proven market acceptance. We are not able to provide investors with any assurance that we will be able to operate our business successfully or that we will be able to achieve profitable operations. Potential investors should consider the fact that we are start-up technology based company that is attempting to develop and commercialize a technology for which there is not yet an established market. There is a high rate of failure of start-up technology based enterprises such as ours that are attempting to complete the development and commercialization of technologies for which there are no established markets. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the commercialization process that we plan to undertake. These potential problems include, but are not limited to, our inability to finalize development of the ITonis video solution, the failure of a market for video on demand services delivered through the Internet to develop, our inability to obtain the necessary financing to complete our planned development and commercialization activities, a reluctance of our potential customers to purchase the ITonis video solution, our inability to enter into arrangements with strategic partners for the sale of ITonis video solution and our inability to provide video solutions that meet the expectations of the end users. If we are unsuccessful in addressing these risks, then we will not achieve material revenues and our business will most likely fail.

If we are not able to enter into arrangements with strategic partners for implementing Internet video solutions for Internet service providers, then our plans to generate material revenues from Internet service providers who would use our ITonis video solution to outsource Internet video services will fail.

One aspect of our business plan involves entering into arrangements with strategic partners including video content providers and television set-top box providers. With these strategic partners, we plan to market our ITonis video solutions as a video platform Internet service providers who wish to outsource the delivery of Internet video services. There is no assurance that potential strategic partners will enter into these arrangements with us for the deployment of our ITonis video solutions. If we are not able to enter into these strategic relationships, then we will not be able to generate material revenues from this model. In this event, we would depend on revenues from direct sales of our ITonis video solutions. There can be no assurance that sales to Internet service providers or direct sales of our video solutions will be achieved.

We have a history of losses and negative cash flows, which is likely to continue unless the ITonis video solution gains sufficient market acceptance to generate a commercially viable level of sales.

Since inception, we have not achieved material revenues and we have incurred significant losses. Accordingly, we have a history of negative cash flows. There is no assurance that we will be able to successfully commercialize the ITonis video solution in order to generate material revenues from it, achieve profitably and generate positive cash flow in the future. Further, we expect an increase in development and operating costs as we undertake our plan of operations prior to achieving material revenues from the ITonis video solution, of which there is no certainty. Consequently, we expect to incur continued operating losses and net cash outflows until such time as the ITonis video solution gains market acceptance sufficient to generate a commercially viable and sustainable level of income, of which there can be no assurance. In addition, our ability to generate material revenues will be subject to significant fluctuations due to many factors not within our control, such as market acceptance of our video solutions, the unpredictability of when customers will agree to purchase our platforms and the overall demand for video solutions.

If our operating expenses are greater than anticipated, then we will have less funds with which to pursue our plan of operations and our additional financing requirements will be greater than anticipated.

We may find that the costs of carrying out our plan of operations prior to achieving significant revenues are greater than we anticipate. Increased operating costs will cause the amount of additional financing that we require to increase. Investors may be more reluctant to provide additional financing if we cannot demonstrate that we can control our operating costs. There is no assurance that additional financing required as a result of our operating costs being greater than anticipated will be available to us. If we do not control our operating expenses, then we will have less funds with which to carry out our plan of operations with the result that our business may fail.

As there is a substantial doubt as to our ability to continue as a going concern, there is a significant risk that our business will fail.

In their report on our annual financial statements for the year ended November 30, 2006, our independent auditors included explanatory paragraphs expressing doubt about our ability to continue as a going concern. This is due to the uncertainty of our ability to meet our current operating and capital expenses. As a result, we caution investors that there is a risk that our business may fail.

Substantially all of our assets and most of our directors and officers are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our directors and officers.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, most of our directors and officers are residents of the Czech Republic, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers and directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against our directors and officers.

We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

Our industry is highly competitive and subject to rapid change. We expect to experience competition from companies involved in high technologies. We cannot guarantee that our engineering resources will be able to modify our products fast enough to meet customer and market requirements. There are a number of companies that offer video solutions, and some of our current and potential competitors have greater technical, financial, marketing, sales and other resources than we do. Certain of our competitors may have sufficiently large resources so as to influence the entire market for this industry. Such competition will potentially affect our chances of achieving profitability, with the result that our business may fail. Furthermore, if other companies better anticipate the direction of the market for this industry, they will have a competitive advantage over us.

The ability of our ITonis video solution to be successfully deployed in commercial operations is contingent upon the widespread market penetration of broadband Internet access.

Our ITonis video solution cannot be used to deliver on-demand video services to potential customers who do not have access to broadband Internet access. Accordingly, a key factor for the success of the commercialization of our ITonis video platform is the high penetration of broadband connections to potential customers. While rates of penetration of broadband Internet access are increasing, there is risk that penetration will not be as high as expected. If the adoption of broadband connection is slowed down, this would have a material negative impact on our ability to commercialize our ITonis video solution and generate revenues and positive cash flows from our operations.

If we are not able to successfully integrate Digital Right Management, or DRM, into our ITonis video solution, then video content owners and distributors may not trust our solution for the delivery of proprietary video content via the Internet with the result that potential customers may refuse to buy our products or deploy our ITonis video solution for the delivery of on-demand video.

We plan to incorporate a digital rights management (“DRM”) solution into our ITonis video solution. A DRM solution is used to ensure that video content delivered via the Internet is not copied or used without authorization from the video content owner or distributor. We are presently developing our own DRM solution with the intent to have it incorporated into our ITonis video solution and audited by an independent third party. If we are unable to successfully integrate a DRM solution into our ITonis video solution with sufficient encryption technology to achieve audit by a third party, then video content owners and distributors may not be willing to permit our ITonis video solution to be used for the delivery of their proprietary video content via the Internet. Accordingly, there is a risk that video content owners and distributors will not trust our ITonis video solution and would not be willing to permit their content to be delivered via the Internet using our ITonis video solution. This refusal would adversely impact on our ability to achieve both direct sales of our ITonis video solution and our ability to offer a video outsourcing solution to Internet service providers.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our ITonis software. We have not achieved any trademark protection of the “ITonis” names that we use in connection with our ITonis software and our business. As we have not obtained any trademark protection, we may not be able to prevent any competitor from adopting the same or similar names to the names that we use.

We do not have any patent protection that covers our ITonis software. Accordingly, as present, the only measure that we believe is available to us to protect our ITonis software is a combination of trade secret and copyright law and our ability to ensure confidentiality of the software source codes through non-disclosure agreements. If any of our competitors copy or otherwise gain access to such proprietary technology or software or develop similar technologies independently, our competitive position will be damaged.

There is a risk that employees and third parties with whom we have non-disclosure agreements may breach their agreements with us by disclosing our trade secrets or copying works, such as our computer software, in which we are entitled to copyright protection. Further, employees or third parties may attempt to use our trade secrets and copyrighted works for their own purposes, including competing with us. We cannot provide investors with any assurance that we will have the financial resources to maintain legal actions against persons who we allege have breached their contractual agreements with us or infringed our copyrights or that we will be successful in any legal actions that we commence in an attempt to enforce our intellectual property rights.

As a result of these factors, investors should be aware that we may be unable to protect any intellectual property rights that we have or that we will be able to exploit the intellectual property rights that we do have in order to secure a competitive position in the market-place.

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our ITonis video solution may become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new services and video solutions and enhance our current video solutions on a timely and cost-effective basis. Our failure to develop or secure access to additional technologies would delay our development plans and subsequent ability to generate revenue. Further, our video solutions must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new services or enhanced versions of existing video solutions. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favourably received..

If we fail to effectively manage our growth, our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the commercialization of our ITonis software, we expect to experience significant growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales, delivery and support as well as marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully manage our operations if we are successful in commercializing our ITonis software. This growth is likely to place a strain on our management and operational and financial resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our ability to deliver video solutions as well as on our business and financial condition.

There can be no assurance that our acquisition of Aquos Media Limited will be successful.

Under new management, we determined to shift our efforts for commercialization of the ITonis video solution from the European market to the Chinese market, and plan to reduce operations in the Czech Republic. On September 8, 2007, we entered into a share purchase agreement among the Company, iOcean Media Limited and Aquos Media Limited, a wholly owned subsidiary of iOcean, to acquire Aquos, which has been engaged in the business of assembling licenses and permits for Internet television broadcasting in China and the resale of authorized Chinese lottery gaming products. We completed the acquisition of Aquos on October 23, 2007. However, there can be no assurance that Aquos will obtain the required licenses and permits. Further, there is no assurance that we will be able to achieve the financing necessary to enable our business effort in China to be successful and result in a revenue generating business.

If we lose the services of one of our officers, then we may not be able to carry out our plan of operations.

We are dependent upon the services of Mr. Thomas Neal Roberts, Mr. Antonin Kral and Mr. Lawrence Haber to carry out our plan of operations. The loss of the services of any of them could have a serious effect on our ability to execute our business plan and succeed in commercializing our ITonis software. We do not maintain any ‘key man’ insurance on our directors or officers.

If government regulations are adopted that impose additional costs or requirements on our ability to provide our video solutions, then our cost of operations may be increased and we may not be able to carry out our plan of operations.

Our industry is highly regulated, and both we and our future customers and clients may be affected by changes in regulation of telecommunication services. The indirect impact of changes in regulation could affect our business adversely even though the specific regulations do not apply directly to us or our products. Changing governmental regulations may impose new and different requirements with which video content is delivered over the Internet. We have no control over regulations and regulatory change and cannot guarantee that our video solutions will meet the minimum standards as set out by applicable future regulation. Establishing compliance may be costly and time-consuming and our failure to do so could result in our inability to commercialize our video solutions and carry out our plan of operations. Further, the existence of government regulation in markets into which we may wish to enter may impose prohibitive costs of operation which could result in our determination not to offer our ITonis video solutions in these markets. In addition, laws that handle those issues do not exist in some countries and need to be drafted.

RISKS RELATING TO OUR COMMON STOCK

We have not paid any dividends and do not foresee paying dividends in the future.

Payment of dividends on our common stock is within the discretion of the board of directors and will depend upon our future earnings, our capital requirements, financial condition and other relevant factors. We have no plan to declare any dividends in the foreseeable future.

For reasons outside our control, our stock price can be volatile.

The market price of our common stock can be highly volatile and fluctuate widely in price in response to various factors, many of which are beyond our control, including:

  technological innovations or new video solutions and services by us or our competitors;

  additions or departures of key personnel;

  sales of our common stock;

  our ability to integrate operations, technology, products and services;

  our ability to execute our business plan;

  operating results below expectations;

  loss of any strategic partner or relationship;

  industry developments;

  economic and other external factors; and

  period-to-period fluctuations in our financial results.

Because we have a limited operating history and have earned minimal revenues to date, any one of these factors may have a material adverse effect on our business, results of operations and financial condition. Our stock price may fluctuate widely as a result of any of the above listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock is subject to the “Penny Stock” rules of the SEC, which make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Our common stock is quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and obtaining future financing. Further, our securities are subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Exchange Act. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the “penny stock rules” and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules”, investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, customer acceptance of our business model and software solutions and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under “Risk Factors”. These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below in the sections of this prospectus entitled “Selling Stockholders” and “Plan of Distribution.” We will, however, incur substantially all of the costs associated with the preparation and filing of the registration statement of which this prospectus forms a part.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 3,400,000 shares of our common stock and 1,000,000 shares of our common stock issuable upon exercise of common stock purchase warrants offered by this prospectus. The selling stockholders acquired these shares of common stock and shares underlying the common stock purchase warrants from us in the following transactions:

1. Certain selling stockholders acquired 1,200,000 shares of our common stock from us at a price of $0.0833 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on February 10, 2007;

2. Certain selling stockholders acquired 1,200,000 shares of our common stock from us at a price of $0.0833 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on March 31, 2007;

3. Certain selling stockholders acquired 1,000,000 shares of our common stock and warrants to purchase up to 1,000,000 shares of our common stock in a private placement offering of 1,000,000 units at a price of $0.25 per unit that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on June 11, 2007, with each unit comprised of one share of our common stock and one common stock purchase warrant exercisable at a price of $0.25 per share for a period of two years.

The following table provides, as of October 29, 2007, information regarding the beneficial ownership of our common stock by each of the selling stockholders, including:

1.	the number of shares owned by each selling stockholder prior to this offering;

2.	the total number of shares that are to be offered by each selling stockholder;

3.	the total number of shares that will be owned by each selling stockholder upon completion of this offering; and

4.	the percentage owned by each selling stockholder upon completion of this offering.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to the total number of shares owned upon completion of the offering assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our shares of common stock by the selling stockholders. Except as described below, to our knowledge, the named selling stockholders beneficially own and have sole voting and investment power over all shares offered by them. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

			Total number of		Total number
			shares to be offered		of shares	Percent owned
	Shares owned		for Selling		owned upon	upon
Name of Selling	prior to this		Stockholders		completion of	completion of
Stockholder	offering		account		this offering	this offering(1)(2)

Levin Lacrosse Corporation(3)	1,200,000		1,200,000		-0-	-0-

Spectrum Managers Ltd.(4)	1,200,000		1,200,000		-0-	-0-

Karada Ltd.(5)	2,000,000	(6)	2,000,000	(6)	-0-	-0-

TOTAL	4,400,000		4,400,000		-0-	-0-

Notes:

(1)	Based on 143,302,653 shares of our common stock issued and outstanding as of October 29, 2007.
(2)

Because a selling stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of shares of common stock actually to be offered for sale by a selling stockholder or as to the number of shares of common stock that will be held by a selling stockholder upon the termination of such offering.

(3)

Victor Gallus exercises investment and voting control over the shares held by Lavine Lacrosse Corporation. Victor Gallus disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(4)

Geoffrey Taylor exercises investment and voting control over the shares held by Spectrum Managers Ltd.. Geoffrey Taylor disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(5)

Victor Gallus exercises investment and voting control over the shares held by Karada Ltd.. Victor Gallus disclaims beneficial ownership as to such securities except to the extent of his pecuniary interests therein.

(6)	Comprised of 1,000,000 shares of our common stock and 1,000,000 shares of our common stock issuable upon the exercise of common stock purchase warrants.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	The market price prevailing at the time of sale;

2.	A price related to such prevailing market price; or

3.	Such other price as the selling stockholders determine from time to time.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1. a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2. purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3. ordinary brokerage transactions in which the broker solicits purchasers;

4. through options, swaps or derivatives;

5. privately negotiated transactions; or

6. in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with re-sales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. Presently, there are no shares of our common stock that are available for resale to the public in accordance with the requirements of Rule 144 of the Securities Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company’s common stock then outstanding; or

2.	the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $40,000, including, but not limited to, legal, accounting, auditing, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of October 29, 2007 are as follows:

DIRECTORS:
Name of Director	Age
Thomas Neal Roberts	38
Antonin Kral	27
Iain Mackenzie Fidlin	47

EXECUTIVE OFFICERS:
Name of Executive Officer	Age	Office
Thomas Neal Roberts	38	President, Chief Executive Officer and Chief Financial Officer
Antonin Kral	27	Chief Technical Officer
Lawrence Haber	49	Senior Vice President, General Counsel, Chief Administrative Officer and Secretary
Iain Mackenzie Fidlin	47	Chief Communications Officer

The following describes the business experience of our directors and executive officers. Mr. Roberts, Mr. Kral and Mr. Haber are not and have not in the past been directors of any reporting company under the Exchange Act or any other publicly traded company.

Thomas Neal Roberts has been President, Chief Executive Officer and Chief Financial Officer since July 2, 2007 and was our Secretary from July 2, 2007 to August 27, 2007. Mr. Roberts has over 12 years of hands on experience with incubating various types of technology companies including content aggregation, media distribution, technology creation, internet, network development and environmental. From 2000 to the present, Mr. Roberts has acted as a high level consultant at various stages of development representing venture capital firms funding various technology projects throughout the United State and Europe. Mr. Roberts was chief technology officer of VISI International, Inc., a company dealing with content display technologies for airports, hospitals and banks from January 2000 to April 2002. Mr. Roberts was business development officer for Resyk, Inc. a company dealing with recycling initiatives for the European Union from April 2002 to May 2004. Since April 2004, Mr. Roberts has been a technology consultant for a number of different organizations and venture capital firms in the United States and Europe.

Mr. Roberts presently devotes approximately 40 hours per week of his business time to our business, representing substantially all of his business time. During the third quarter of fiscal 2007, Mr. Roberts provided approximately 40 hours per month performing tasks as a consultant with the balance of his time being devoted to our business. This outsourcing work was completed in the third quarter of fiscal 2007 and is not continuing.

Antonin Kral has been a director and our Chief Technical Officer since February 7, 2006. He is responsible for the complete analysis of ITonis video solution, including the design of network topology. He holds a Masters degree from the Czech Technical University and currently works on his Phd in the Department of Mathematics, Faculty of Nuclear Sciences and Physical Engineering. He has been involved in many projects including the Deployment of IPv6 at Pragonet and the design team when developing the network for DHL computing center. At the University he deployed IPv6 for the whole Czech Technical University (CTU) and managed and administrated the whole CTU campus network (Novel Netware, UNIX servers and 2500 workstations connected to the university backbone and Internet) as well as computer clusters of CTU computer science department. Mr. Kral is a lector at CTU (Computer science) on Computer networks and Textual information Systems. He has also been a Member of the board of experts at the Ministry of Informatics – Czech Republic since October 2004. Mr. Kral has also been involved in research projects, including research on end-to-end performance and QoS at Cesnet (Czech National Research and Education Network operator) and continues to be involved in the COMPASS project as part of CERN (European Organization for Nuclear Research).

Mr. Kral presently devotes approximately 40 hours per week of his business time to our business, representing substantially all of his business time.

Lawrence Haber has been our Senior Vice President, General Counsel and Chief Administrative Officer since September 6, 2007 and our Secretary since August 27, 2007. Mr. Haber is an attorney with experience in all aspects of business and corporate legal representation. His experience includes business formations, sales/mergers and acquisitions, and debt and equity financing in industries as diverse as high-tech, sports, entertainment and media. He is a graduate of the Hofstra University School of Law, Hempstead, NY.

During his tenure at Walt Disney World from 1992 to 1999, Mr. Haber was responsible for the business and legal affairs relating to television programming for Walt Disney Attractions, including the negotiation, production and distribution of Disney television programming. As a member of the corporate law area, he performed sophisticated and complex legal transactions for a wide range of Walt Disney World business areas, including information systems, marketing, studios, corporate alliances, park operations, finance resorts, sports, merchandising and purchasing.

While director of legal administration for Universal Studios Florida from 1988 to 1991, he managed more than $150 million in contracts and authored the company’s policies and procedures. His business experience includes managing the start-up and ongoing operations of onsite concessions employing hundreds of staff members.

Mr. Haber has practiced as a private practice attorney from 1999 to present, during which time he specialized in intellectual property law including trademark, trade name, and copyright issues. His practice areas also include healthcare financing, multi-family housing financing, commercial lease transactions, administrative law, and downtown redevelopment and enterprise zone transactions. Additionally, Mr. Haber is experienced in municipal bond and industrial development revenue issues. He most recently served in a major private equity firm assisting in new business development acquisitions and sports and entertainment legal advisement.

Mr. Haber presently devotes approximately 40 hours per week of his business time to our business, representing substantially all of his business time.

Iain Mackenzie Fidlin was appointed a director and Chief Communications Officer of our company on October 23, 2007. Mr. Fidlin has 25 years of international business and finance experience covering capital raising, corporate negotiations and investor relations, including 20 years international banking experience in credit risk analysis, relationship management and business orientation and development in an international banking environment in Frankfurt, London, Hong Kong and the Asia Pacific. From May 1982 to October 2002, Mr. Fidlin was with Commerzbank AG in the Asia Pacific where he became Vice President, Regional Head of Multinational Companies and managed key relationships and accounts with a team of ten business development executives reporting to him. From November 2002 to January 2004, he was a director, stakeholder and corporate consultant at Augmentum Capital Limited in Hong Kong where he was involved in a number of transactions including a €100 million private placement for a German company, assisted a Hong Kong company to sell pharmaceutical assets and was also involved in a US$50 million metal recycling project. Since February 2004, Mr. Fidlin has acted as a consultant to Greater China 2K4 Group Limited in Hong Kong where he functions as an executive/managing director for various operating companies with businesses in China, as well as assists with capital raising and investor relations and acts as an official representative in China for food and beverage, pharmaceutical/biotech and real estate companies.

Mr. Fidlin presently devotes approximately 25 hours per week of his business time to our business.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We currently do not have any significant employees other than our executive officers.

COMMITTEES OF THE BOARD OF DIRECTORS

At present, we do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committee. In addition, none of our directors are independent as defined in the listing standards of the American Stock Exchange. However, we plan to seek suitable candidates for election as directors, and establish various committees, during the current fiscal year.

FAMILY RELATIONSHIPS

We do not currently anticipate electing or appointing as directors or officers of our company any persons who are related to each other or to our existing officers and directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our directors, executive officers and control persons have been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 29, 2007 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) each of our officers and certain key employees, and (iv) our officers and directors and certain key employees as a group. Each shareholder listed below possesses sole voting and investment power with respect to the shares shown. The address of our directors and officers is Klimentska 10, 110 00 Prague 1, Czech Republic.

Name and address	Number of Shares
of beneficial owner	Beneficially Owned (1)	Percentage of Class (2)

Directors and Officers:
Thomas Neal Roberts Director and CEO	Nil(3)	Nil
Antonin Kral Director and CTO	5,550,000(4)(6)	3.8%
Lawrence Haber Secretary	Nil(5)	Nil
Iain Mackenzie Fidlin Director and CCO	Nil	Nil
Directors and Officers as a group	5,550,000	3.8%

Major Shareholders:
Onyx Trading Inc. 306 Victoria House Victoria, Mahe, Seychelles	12,750,000(6)(7)	8.9%
Nordic IPTV Company ApS Asgaardsvej 10, Dk-1811 Frederiksberg C, Denmark	18,000,000	12.6%
iOcean Media Limited Portcullis TrustNet Chambers P.O. Box 3444, Road Town Tortola, British Virgin Islands	70,340,800	49.0%

Notes:

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	The percentage of class is based on 143,302,653 shares of common stock issued and outstanding as of October 29, 2007.
(3)

Under the employment agreement entered into between us and Mr. Roberts, we have agreed to issue to Mr. Roberts up to 14,000,000 shares of common stock of the Company in a combination of separate stock and option grants which have not been granted to date.

(4)	Comprised of 5,550,000 shares held by Antonin Kral. None of the options held by Mr. Kral are exercisable within 60 days of the date of this annual report.
(5)

Under the employment agreement entered into between us and Mr. Haber, we have agreed to issue to Mr. Haber up to 7,000,000 shares of common stock of the Company in a combination of separate stock and option grants which have not been granted to date.

(6)

Onyx Trading completed the following transfers of shares to Mr. Lavaud, Mr. Kral and Mr. Bucinsky, each of whom is one of our employees, with the objective of providing them with an ownership interest in ITonis and a corresponding performance incentive:

6,150,000 shares were transferred to Nicolas Lavaud
5,550,000 shares were transferred to Antonin Kral
5,550,000 shares were transferred to Libor Bucinsky

Under the terms of their agreements with Onyx Trading, Mr. Lavaud, Mr. Kral and Mr. Bucinsky retain the rights to their shares only when they remain employees of ITonis for a duration of at least 2 years. In accordance with Rule 13d-3, Onyx Trading has not included any portion of these 17,250,000 shares in reporting the number of shares beneficially owned by Onyx Trading as Onyx Trading does not have the right to acquire any of these shares within 60 days of the date hereof. However, in the event that any of Mr. Lavaud, Mr. Kral and Mr. Bucinsky cease their employment with us and Onyx Trading becomes entitled to a return to any of these shares, Onyx Trading will become the beneficial owner of such shares. Mr. Lavaud, Mr. Kral and Mr. Bucinsky have voting power over their respective shares.

(7)	Laura Mouck exercises investment and voting control over the shares held by Onyx Trading Inc.

CHANGES IN CONTROL

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 300,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, with a par value of $0.001 per share. As of October 29, 2007, there were 143,302,653 shares of our common stock issued and outstanding held by 89 shareholders of record. We have not issued any shares of preferred stock.

COMMON STOCK

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor. See “Dividend Policy.”

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)

subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

WARRANTS

As of the date of this prospectus, there are outstanding 1,000,000 warrants to purchase our shares of common stock exercisable at a price of $0.25 per share until June 11, 2009.

OPTIONS

As of the date of this prospectus, there are 3,000,000 options to purchase our shares of common stock outstanding. All options are exercisable at a price of $0.267 per share for a term expiring June 16, 2009.

CONVERTIBLE SECURITIES

As of the date of this prospectus, other than as provided above, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

LEGAL MATTERS

Lang Michener LLP, Barristers and Solicitors, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

EXPERTS

The financial statements included in this prospectus and registration statement as at and for the year ended November 30, 2006 have been audited by Danziger Hochman Partners LLP, Chartered Accountants, an independent public accounting firm registered with the United States Public Company Accounting Oversight Board, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement of which this prospectus forms a part. These financial statements are included in reliance upon the authority of said firm as experts in auditing and accounting.

The financial statements included in this prospectus and registration statement as at and for the year ended November 30, 2005 have been audited by Staley, Okada & Partners, Chartered Accountants, an independent public accounting firm registered with the United States Public Company Accounting Oversight Board, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement of which this prospectus forms a part. These financial statements are included in reliance upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification can cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such a person in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defence. Our articles of incorporation and our by-laws authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law, subject to certain enumerated exceptions.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION SINCE INCORPORATION

We were incorporated on July 5, 2005 as Kenshou Inc. under the laws of the state of Nevada.

We completed a private placement of 12,000,000 post-split shares of our common stock at a price of $0.007 per share for proceeds of approximately $80,000 on September 14, 2005.

We entered into an asset purchase agreement dated October 1, 2005 with Onyx Trading. Pursuant to this asset purchase agreement, we issued 30,000,000 post-split shares of common stock to Onyx Trading in consideration for the acquisition of certain intellectual property owned by Onyx Trading relating to the “TV Everywhere” video platform and software components. The TV Everywhere software components have since been incorporated into our ITonis television solution. This transaction was completed and the shares issued on November 16, 2005. Onyx Trading became one of our principal shareholders upon completion of this transaction.

Concurrent with the acquisition of the “TV Everywhere” intellectual property assets from Onyx Trading, we completed a private placement of 4,466,289 post-split shares of our common stock at a price of $0.033 per share on November 16, 2005 for total proceeds of approximately $148,876.

On November 24, 2005, Onyx Trading sold an aggregate of 17,250,000 post-split shares of the common stock that it acquired from us to Nicolas Lavaud, Antonin Kral and Libor Bucinsky in order to provide them with an ownership interest in ITonis and a performance incentive. In these transactions, Nicolas Lavaud purchased 6,150,000 shares of our common stock, and Antonin Kral and Libor Bucinsky each purchased 5,550,000 shares of our common stock. These transactions were completed pursuant to Rule 903 of Regulation S of the Securities Act of 1933. We were not party to these transactions.

In order to reflect our new business focus upon completion of the Onyx Trading intellectual property acquisition, we change our corporate name from “Kenshou Inc.” to “ITonis Inc.” effective December 2, 2005.

In order to be able to develop the intellectual property purchased from Onyx Trading, we commenced the process of incorporating a wholly owned Czech subsidiary called “ITonis CZ” on November 25, 2005. The incorporation process was formally completed under Czech law on January 4, 2006. We now carry out our software development activities in the Czech Republic through ITonis CZ.

We entered into an asset purchase agreement dated January 31, 2006 with Nordic IPTV (named “Makeitwork ApS” at the time of the agreement). Pursuant to this asset purchase agreement, we issued 18,000,000 post-split shares of common stock to Nordic IPTV in consideration for the acquisition of certain intellectual property owned by Nordic IPTV relating to the television portal/ web application server technology that had originally been developed by Danske Broadband. This technology has subsequently been integrated into our ITonis video solution. This transaction was completed and the shares issued on February 7, 2006. Nordic IPTV became one of our principal shareholders upon the completion of this transaction.

Concurrent with the completion of the asset purchase transaction, we entered into a reseller and consulting service agreement with Nordic IPTV dated February 7, 2006. Under this agreement, Nordic IPTV has been appointed as an agent of ITonis to promote and resell our products and services in Europe. These rights are not exclusive other than in Denmark, where Nordic IPTV has been granted exclusive rights. We have agreed to pay a commission to Nordic IPTV based on sales generated by Nordic IPTV at the rate of 40% of the net profits resulting from the sale of the products and services. Nordic IPTV also agreed to provide to ITonis the services of its employee, John Marienhof, to act as commercial director of ITonis for consideration of $30,000 per month. This amount was payable as a non-refundable advance against the commission payable to Nordic IPTV under the agreement. In the event that, in any monthly period, the commissions earned under the agreement were less than $30,000, then the amount of $30,000 was payable. If the commissions earned were in excess of $30,000, then the amount payable was equal to the amount of the commissions earned. In the event that we did not have sufficient cash flow to make payments, the advance accrued as a liability owed to Nordic IPTV in the form of a non-interest bearing account payable. As at August 31, 2007, $120,000 had been accrued for fees payable under this agreement in connection with the services provided to us by John Marienhof from January to April of 2006. Notwithstanding this agreement, we elected not to engage Mr. Marienhof as a commercial director of ITonis subsequent to April of 2006 and we have executed a letter agreement with Nordic IPTV confirming that the provision of the reseller and consulting agreement relating to the services of John Marienhof has been terminated, that our only obligation in respect of such services is the $120,000 previously accrued and that no further payments are required under the reseller and consulting service agreement except for payment of the 40% commission. We have the right to terminate this agreement at any time by giving three month’s advance written notice to Nordic IPTV of our intention to terminate the agreement.

We completed a private placement of 2,215,692 post-split shares of our common stock at a price of $0.0833 per share for proceeds of approximately $184,641 on April 10, 2006.

We entered into a consulting agreement with Westport Strategic Partners Inc. on February 1, 2007 to provide investor and public relation services to us for $100,000 plus 600,000 post-split shares of our common stock at a price of $0.0833 per share.

We completed a private placement of 1,355,364 post-split shares of our common stock at a price of $0.0833 per share for proceeds of approximately $112,947 on February 10, 2007.

We completed a private placement of 1,200,000 post-split shares of our common stock at a price of $0.0833 per share for total proceeds of approximately $100,000 on March 31, 2007.

We completed a private placement of 438,208 shares of our common stock at a price of $0.075 per share for proceeds of approximately $32,866 on April 11, 2007.

We completed a private placement of 936,300 shares of our common stock at a price of $0.05 per share for proceeds of approximately $46,815 on May 18, 2007.

We established a share purchase option plan in June 2006 whereby our board of directors may, from time to time, grant options to directors, officers, employees or consultants. We granted our employees options to purchase up to 1,500,000 shares of our common stock on June 16, 2006 at an exercise price of $0.267 per share on or before June 16, 2009. We granted our employees options to purchase up to 1,500,000 shares of our common stock on December 29, 2006 at an exercise price of $0.267 per share on or before June 16, 2009.

We completed a private placement of 1,000,000 restricted units at a price of $0.25 per unit comprised of 1,000,000 shares of our common stock and 1,000,000 share purchase warrants exercisable at a price of $0.25 per share for two years from the date of issuance on June 11, 2007 for proceeds of approximately $250,000.

In July 2007, under new management, we determined to shift our efforts for commercialization of our ITonis video solution from the European market to the Chinese market. On September 8, 2007, we entered into a share purchase agreement with iOcean Media Limited to acquire its wholly-owned subsidiary Aquos Media Limited, which is in the business of assembling licenses and permits for Internet television broadcasting in China and the resale of authorized Chinese lottery gaming products, and completed the acquisition on October 23, 2007. For more information on the acquisition, see “Description of Business – Recent Developments”.

We completed a one for two consolidation of our issued and outstanding shares of common stock on June 15, 2006. We completed a three for one forward stock split of our authorized and issued and outstanding shares of common stock on March 20, 2007. All information presented in this prospectus takes into consideration the consolidation and forward split of our shares of common stock, including all share amounts and per share prices.

DESCRIPTION OF BUSINESS

OVERVIEW

We are the owner of a suite of proprietary software applications that we refer to as the “ITonis video solution”. The ITonis video solution enables the on-demand delivery of video content, including television channels and videos, to consumers via broadband Internet for viewing on the consumer’s television.

Our business plan is to market and sell the ITonis video solution as a technology solution that will enable the on-demand delivery of video content via the Internet. The ITonis video solution is one of three components that are essential to the on-demand delivery of video content via broadband Internet, namely:

  the intellectual property rights to distribute the video content;

  a set top box located near the consumer’s television that is connected to broadband Internet; and

  a technology solution that enables the on-demand delivery of the video content to the consumer’s television via the set top box.

We do not have any plans to engage in the business of acquiring intellectual property rights to distribute video content or manufacturing and selling set top boxes for televisions. Our focus will be on the marketing and sale of the ITonis video solution in circumstances where other parties will be responsible for the provision of the intellectual property rights to distribute the video content and the necessary set-top boxes.

The ITonis video solution is comprised of the following components, each of which will be achieved by the installation of our software applications on computer servers that are used to implement our video solution:

  the ITonis media acquisition system allows the upload of video content onto media storage servers;

  ITonis media storage servers that provide for the storage of video and other media content;

  ITonis media streamers that provide for the streaming of video content in real time to the end consumer via the Internet;

  an ITonis Television portal application server that provides the interface between the computer system and the ultimate consumer; and

  an ITonis service server that performs automatic maintenance tasks on the solution.

The ITonis video solution is designed to enable consumers to order on-demand video content from their provider in the following manner:

  the consumer will access their set-top box using a remote control;

  the set-top box will communicate with the ITonis video solution via the Internet;

  the consumer will be presented with the interface screens generated by the ITonis Television portal application server that will give the consumer a range of options to select video content on demand;

  the consumer will select a television channel or video content and the selection will be transmitted to the ITonis Television portal application server;

  the ITonis Television portal application server will initiate the broadcast of the video content to the consumer and will record the transaction as a purchase by the consumer of the video content; and

  the ITonis media streamers will access the ITonis media storage servers on which the video content is resident and stream the video content in real time to the consumer.

We have developed the basic functionality of ITonis video solution and have demonstrated the solution in a laboratory environment. We are now securing pilot projects for the demonstration of the ITonis video solution in “real world” operations. We are also planning to continue additional development of the ITonis video solution in order to extend the functionality of the solution.

We have configured set top boxes manufactured by Kreatel Communications AB (a Motorola company) to work with our ITonis video solution. This configuration has been achieved by the installation of software developed by us onto Kreatel set top boxes that are to be used for delivery of video content using our solution. We do not market or sell the Kreatel set top boxes that may be used with our solution.

We believe that our ITonis video solution may be attractive to the following participants engaged in the telecommunications and media distribution industry:

  video content owners and distributors, including television broadcast and cable companies, that wish to enable their customers to purchase video content and other value added services via the Internet; and

  Internet service providers that wish to be able to offer their customers the ability to purchase on- demand video content for viewing on their televisions via the Internet.

We plan to commercialize our ITonis video solution using two distinct business models:

  Our direct sales model involves selling the ITonis video solution as an “end to end” computer based platform to video content owners and distributors who will install the ITonis video solution on their computer servers and use the solution to deliver on-demand video content to their customers via the Internet. In this scenario, we would achieve revenues from sales of the ITonis video solution. We would also have the ability to earn further ongoing product support fees and consulting fees.

  Our Internet service provider model involves partnering with video content providers to provide a fully outsourced video on-demand and television solution to Internet service provider businesses. By partnering with content provides and set-top box manufactures, we will be able to offer a fully outsourced Video on Demand and Internet Protocol over television (“IPTV”) solution to Internet service providers that would like to provide their customers with this service but do not have the resources to successfully deploy a video on-demand solution. In this model, our plan is to earn revenues either on a revenue sharing basis with the Internet service provider or on a monthly fee basis.

Although sales and marketing activities have been initiated, we have earned minimal revenues to date and, as such, we are presently a development stage company. We have not as of yet deployed our ITonis video solution in any commercial operation. Accordingly, we cannot provide any assurance to investors that any of the above business models will be viable or that we will achieve significant revenues. Further, we cannot provide investors with any assurance as to the type of revenue model that will ultimately be acceptable to our customers.

RECENT DEVELOPMENTS

Appointment of Directors and Officers

On July 2, 2007, Mr. Thomas Neal Roberts was appointed as one of our directors and as President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company. Concurrent with the appointment of Mr. Roberts, Mr. Nicholas Lavaud resigned as a director, President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company. On August 27, 2007, Mr. Lawrence Haber was appointed our Secretary in place of Mr. Roberts and, on September 6, 2007, he was appointed as our Senior Vice President, General Counsel and Chief Administrative Officer. Under new management, we determined to shift our efforts for commercialization of the ITonis video solution from the European market to the Chinese market, and plan to reduce operations in the Czech Republic.

Acquisition of Aquos Media Limited

On September 8, 2007, we entered into a share purchase agreement (the “Share Purchase Agreement”) among the Company, iOcean Media Limited (“iOcean”) and Aquos Media Limited (“Aquos”), a wholly owned subsidiary of iOcean. A description of the Share Purchase Agreement is provided in our Current Report on Form 8-K filed September 13, 2007, together with a copy of the agreement.

Pursuant to the Share Purchase Agreement, we acquired all of the issued and outstanding shares of Aquos in consideration for the issuance to iOcean of 70,340,800 shares of our common stock representing 49% of our issued and outstanding shares immediately following the completion of the acquisition. In addition, we agreed to issue an additional 17,585,200 shares to iOcean, representing 25% of the original number of shares issued, on the date upon which the gaming portion of the license and permits held by Aquos is live and selling lottery tickets. iOcean entered into a voting trust agreement with us that governs the voting of its shares in favour of our board of directors for a period of one year following the date of closing. All shares issued to iOcean are “restricted securities” under the Securities Act of 1933.

iOcean has been engaged in the business of assembling licenses and permits for Internet television broadcasting in China and the resale of authorized Chinese lottery gaming products. As part of its business efforts, iOcean has entered into an agreement with Pilot Media Limited, a corporation incorporated under the laws of China. The agreement contemplates the formation of a joint venture in China for the establishment of an online television network platform in China. Under the agreement, Pilot would be responsible for providing the television network platform and operational management of the joint venture and iOcean would be responsible for financing, business development and intellectual property. The internet television platform will be used for internet television broadcasting and for the delivery of Chinese lottery gaming products. iOcean will retain rights to deliver Chinese lottery gaming products on the internet itself, and through other means of distribution, such as mobile phones.

iOcean agreed upon execution of the Share Purchase Agreement to assign and transfer all of its right, title and interest in and to the Pilot agreement to Aquos and to use its best efforts to obtain the written consent of Pilot to this assignment and transfer. iOcean will cause all future agreements with Pilot that are contemplated in the Pilot agreement to be negotiated and executed by Aquos as a subsidiary of the

Company. Further, iOcean has agreed to use its best efforts to assist in these negotiations in good faith to ensure that the definitive agreements contemplated in the Pilot agreement are achieved.

iOcean will use its best efforts to ensure that the licenses and permits required for the conduct of the planned television over the Internet business, as specified in the Share Purchase Agreement, are secured by Aquos by no later than November 15, 2007. In the event that these licenses and permits are not secured by December 31, 2007, then we will have the right under an option agreement executed by iOcean with us to re-purchase the shares issued to iOcean on closing during January 2008 by delivering notice of exercise of the option together with an assignment of the shares of Aquos acquired to iOcean. If we exercise this option, all shares issued to iOcean will be deemed to be cancelled and we will have no further interest in Aquos.

Upon closing, iOcean nominated and we appointed Iain Mackenzie Fidlin to our board of directors pursuant to the Share Purchase Agreement. We anticipate that our board of directors will consist of these three directors for at least one year from closing.

There is no assurance that Aquos will obtain the required licenses and permits.

CORPORATE ORGANIZATION

Incorporation

We were incorporated on July 5, 2005 as Kenshou Inc. under the laws of the state of Nevada. We changed our name to ITonis Inc. on December 2, 2005 to reflect our acquisition of certain intellectual property underlying the ITonis video solution and our new business focus.

We commenced the process of incorporating a wholly owned Czech subsidiary called “ITonis CZ” on November 25, 2005. The incorporation process was formally completed under Czech law on January 4, 2006.

Principal Executive Offices

Our principal executive offices and the offices of Itoniz CZ are located in leased premises at Klimentska 10, 110 00 Prague 1, Czech Republic. We refer to this facility as our research and development facility as this is where we carry out the research, development and testing of our ITonis video solution.

Acquisition of the ITonis Software

We acquired the intellectual property underlying the ITonis video solution in two separate transactions:

  We acquired the intellectual property rights owned by Onyx Trading relating to the “TV Everywhere” video platform and software components pursuant to an asset purchase agreement dated October 1, 2005 between us and Onyx Trading. Pursuant to this asset purchase agreement, we issued 30,000,000 of our shares of common stock to Onyx Trading. The TV Everywhere software components acquired included the ITonis media acquisition system, the ITonis media storage system and the ITonis media streamers which have since been incorporated into our ITonis television solution. This transaction was completed and the shares issued on November 16, 2005. Onyx Trading became one of our principal shareholders upon completion of this transaction.

  We acquired the intellectual property rights owned by Nordic IPTV relating its Internet television portal application software pursuant to an asset purchase agreement dated January 31, 2006 between us and Nordic IPTV. Pursuant to this asset purchase agreement, we issued 18,000,000 shares of our common stock to Nordic IPTV. The Internet television portal application software acquired from Nordic IPTV was originally owned by Dansk Broadband, a Danish telecommunications company and developed by Nordija A/S, a Danish software development company. The Internet television portal application software has since been incorporated into our ITonis television solution. Nordic IPTV became one of our principal shareholders upon completion of this transaction.

Stock Splits

On June 15, 2006, we completed a one new share for two old shares consolidation of our issued and outstanding shares of common stock in accordance with applicable law. There was no change to our authorized preferred share capital.

On March 20, 2007, in accordance with applicable law, we completed an increase in the number of shares of our authorized share capital and corresponding increase in the number of issued and outstanding common shares on a three new shares for one old share basis. Accordingly, our authorized common share capital increased from 100,000,000 shares to 300,000,000 shares, and our issued and outstanding common stock increased from 23,129,115 shares to 69,387,345 shares, with a par value of $0.001 per share. There was no change to our authorized preferred share capital of 5,000,000 shares, with a par value of $0.001 per share. No shares of preferred stock of the Company are currently issued and outstanding. All share numbers presented in this prospectus are on a post-consolidation and post-split basis.

INDUSTRY BACKGROUND

Broadband Internet

Broadband Internet refers to the ability to access the Internet at high speeds of data connection. These data speeds are measured in terms of kilobits per second (“Kbits”) (ie. 1000 bits of data information per second) per second and megabits per second (“Mbits”) (ie. 1,000,000 bits of data information per second). Broadband Internet generally refers to data speeds in excess of 2 Mbits per second. At these data speeds, it becomes possible to stream video content to consumers via the Internet from computer servers that have been configured and programmed to deliver video streaming.

Broadband Internet connections are becoming increasingly available to consumers as telecommunication companies throughout the world expand their ability to deliver broadband Internet via cable, digital fibre and ADSL connections. As the market penetration of broadband Internet increases, the number of potential consumers for a technology solution that enables the delivery of video content via the Internet increases. Accordingly, as rates of broadband Internet access increase amongst consumers, a market opportunity is generated to provide on-demand video content to these consumers via the Internet.

Video Content

We believe that there is a demand among consumers for the delivery of the following video content which could be satisfied by delivery of on-demand video content via the Internet:

Movies And DVD’s

There is a demand among consumers for the ability to watch movies and other digital video discs (“DVD’s”) on their televisions. This demand is presently satisfied by a combination of DVD rental stores and on-demand services available to some consumers through cable and satellite television services. The ability to offer movies and DVD’s to consumers via the Internet presents a new opportunity for Internet service providers and others to offer movies and DVD’s on demand to their customers.

Internet Television

Delivery of television services has historically been a closed market where delivery was completed by local television broadcast companies or by a limited number of cable companies and satellite television companies. The ability to deliver television via the Internet offers the ability for companies engaged in the business of providing Internet services to offer television via the Internet. In addition, new services can be added to conventional television services due to the digital delivery format of television delivered via the Internet.

Virtual Video Recorder

There is a demand among consumers for the ability to record televisions shows that are broadcast when the consumer is not available in order that the consumer can watch the program at a later, more convenient time. This demand is demonstrated by the recent popularity of personal video recorders, such as TiVo, that enable consumers to record programs to a computer hard disk and replay the programs at a later time. We believe that there is potential demand for a “virtual video recorder” that would enable consumers to record television programs via the Internet using a television set-top box device, or other electronic device with Internet access, such as a personal computer or a mobile telephone. A “virtual video recorder” would remove the requirement that the consumer have purchased a device with a computer hard disk as the data would be stored on the servers of the provider of the Internet video services.

TV In The Past

TV In The Past is a service related to a virtual video recorder that enables consumers to have the ability to access television programs that have been broadcast during a recent period. The advantage of TV In The Past is that a consumer would not have to pre-program the recording of the television program, as with the virtual video recorder. The provider of the Internet video services would provide the consumer with the ability to select and view recent television programs that have been broadcast and stored on the servers of the provider of the Internet video services.

Content Owners

The video content that consumers will demand and that may be delivered via the Internet is owned by the creators of this video content and their licensees. The ownership of the video content and the rights to distribute the video content are the subject to intellectual property laws that will prohibit the unauthorized transmission or copying of the video content. Accordingly, any solution for the delivery of on-demand video content via the Internet must be deployed by the owners of the intellectual property rights to distribute the video content or under contractual agreement with the owners of these intellectual property rights.

Digital Rights Management

The incorporation of “digital rights management” is a key element of the success of any service that attempts to deliver video on demand via the Internet. Digital rights management refers to encryption techniques that are used in order to ensure that the video content that is delivered to consumers via the Internet is not copied without authorization from the owner of the intellectual property rights to the video content that has been delivered. We anticipate that owners of video content who authorize the delivery of video content via the Internet will insist on digital rights management features being incorporated into any technology solution that is used to deliver licensed video content via the Internet.

OUR MARKET OPPORTUNITY

We believe that content owners and distributors will be looking at working together to deliver video content to consumers through broadband Internet. The ability of consumers to connect to broadband Internet presents a market opportunity to deliver the following on-demand video content to consumers via the Internet:

  Movies and DVD’s

  Internet Television

  Virtual Video Recorder

  TV in the Past

Our market opportunity is to develop and deliver a technology solution that enables the on-demand delivery of this video content to consumers via the Internet that respects the ownership rights of the video content owners and incorporates digital rights management features. We believe that the following are potential customers for such a technology solution:

  existing cable and satellite television companies that want to increase the video on-demand services that they are able to offer to their customers;

  Internet service provides that want to be able to offer video on-demand services to their customers via the broadband Internet connection that they are providing to their customers; and

  video content owners that are seeking a new means of delivering their video content to consumers.

We have developed the ITonis video solution with the objective of capitalizing on this market opportunity.

OUR ITONIS VIDEO SOLUTION

The ITonis video solution is one of three components that are essential to the on-demand delivery of video content via broadband Internet, namely:

  the intellectual property rights to distribute the video content;

  a set top box located near the consumer’s television that is connected to broadband Internet; and

  a technology solution that enables the on-demand delivery of the video content to the consumer’s television via the set top box.

The ITonis video solution is comprised of the following components, each of which will be achieved by the installation of our software applications on computer servers that are used to implement our video solution:

  the ITonis media acquisition system that allows the upload of video content onto media storage servers;

  ITonis media storage servers that provide for the storage of video and other media content;

  ITonis media streamers that provide for the streaming video content in real time to the end consumer via the Internet;

  an ITonis Television portal application server that provides the interface between the computer system and the ultimate consumer; and

  an ITonis service server that performs automatic maintenance tasks on the solution.

These key components enable us to offer technology solutions that will enable the delivery to consumers of the following video content via the Internet on an “on-demand” basis:

  Movies and DVD’s

  Internet Television

  Virtual Video Recorder

  TV in the Past

THE COMPONENTS OF THE ITONIS VIDEO SOLUTION

Each component of the ITonis video solution is a computer software application that is designed to be installed on computer servers that will enable the delivery of on-demand video content via the Internet. The functionality and operation of each component of the ITonis Video Solution is described below:

The ITonis Media Acquisition System

The ITonis media acquisition system is used to upload video content onto the ITonis media storage servers. As illustrated in the diagram below, a video signal generated from a digital video disc (“DVD”) or from a television signal is encoded using the ITonis media acquisition software and then sent to the storage servers. The video data generated from DVD’s is generated by DVD “rippers” or “grabbers” which read the digital information on a DVD and generate a digital signal that contains the video data.

ITonis Media Storage Server

The ITonis media storage software is used for storing all of the video content generated by the ITonis media acquisition system on computer servers in order that the video content can be accessed at a later date as demanded. The software is designed to enable the access and retrieval of video content for on-demand streaming by the ITonis media streamer software described below. The ITonis media storage server enables the data representing the video content to be stored on computer hard drives in arrangements known as a “storage clusters” in order to optimize the retrieval of this data.

ITonis Media Streamer

The ITonis media streamer software is designed to access the video content stored on the ITonis media storage server and to stream video content to end users via the Internet. The ITonis streamer software operates on computer servers known as “streamers” which retrieve video data from the storage clusters and stream the data to the consumer via the Internet.

ITonis Television Portal Application Server

The ITonis television portal application server acts as the interface between the consumer and the ITonis video solution. This application server generates the screens on the user’s television through which the consumer is presented with video on-demand options and is able to select video content for viewing on their television. This application server communicates with the Metadata database in order to retrieve information regarding video content and with the ITonis media streamers in order to initiate streaming of video content.

Metadata Database

The Metadata database is used to store information regarding video content and subscribers in a database format. This information is accessed by the ITonis Television portal application server when it generates information regarding video content in response to consumer selections. The database also includes accounting and billing information relating to the subscriber’s who are authorized to access the ITonis video solution to obtain on-demand video content.

Service Servers

The storage servers are used to perform maintenance tasks on the ITonis video solution, to monitor performance of the solution and to compile performance statistics.

The interaction of the individual components of the ITonis video solution is illustrated below:

The ITonis video solution is designed to enable consumers to order on-demand video content from their provider in the following manner:

  the consumer will access their set-top box using a remote control;

  the set-top box will communicate with the application servers incorporated into the ITonis video solution via the Internet;

  the consumer will be presented with the interface screens generated by the ITonis application server that will give the consumer a range of options to select video content on demand;

  the application server will display information regarding the video content options available to the consumer that is stored on and generated by the Metadata database servers;

  the consumer will select a television channel or video content and the selection will be transmitted to the ITonis application server;

  the consumer will enter a personal information number (a “PIN”) that will be sent to the ITonis application server and will be used as a “key” to access the video content selected by the consumer;

  the ITonis application server will verify the consumer’s access authorization via the Metadata database server using the PIN number;

  the ITonis application server will record the transaction as a purchase by the consumer of the video content and the billing information on the Metadata database will be updated;

  the ITonis application server will initiate the broadcast of the video content to the consumer; and

  the ITonis media streamers will access the ITonis media storage servers on which the video content is resident and stream the video content in real time to the consumer.

DEVELOPMENT OF THE ITONIS SOFTWARE

Development History

The ITonis video solution includes software that has been developed from a suite of software products known as the “TV Everywhere” suite of software products. The TV Everywhere software was developed by Xeris, a wholly owned Czech subsidiary of Onyx Trading, and purchased by us from Onyx Trading, as described above under “Corporate Organization – Acquisition of the ITonis Software. The TV Everywhere software included the software that forms the basis of the following components of the ITonis video solution:

  the ITonis media acquisition system;

  the ITonis media storage server; and

  the ITonis media streamers.

Upon completion of the acquisition of the TV Everywhere software, we outsourced additional development of the ITonis video solution to Xeris. Development work was completed by Xeris with the objective of ensuring the commercialisation of the software in line with market conditions, and to increase the flexibility and scalability of the application. With the incorporation of ITonis CZ in January 2006, we have continued the development of the ITonis video solution in-house. In order to ensure a smooth transition between the two development teams, we employed developers from Xeris during a transition period in January 2006.

The ITonis video solution also incorporates the ITonis television portal application server that provides the interface between the computer system and the ultimate consumer. This interface is referred to as a “television portal” as it provides the television screens that are presented to the consumer from which the consumer can select video on-demand content. The computer software that underlies this application server technology was acquired by us from Nordic IPTV in January 2006.

We have undertaken the following development of the software acquired from Onyx Trading and Nordic IPTV in order to develop the ITonis video solution as an integrated solution:

  Development of the product line based on VoD components

  integration of the ITonis video solution with Kreatel set-top boxes;

  implementation of TCP protocol for streaming ability;

  enhancement of the DVD ripping and encoding capabilities of our media acquisition system;

  implementation of Symulcript protocol for integration of a digital rights management solution owned by a third party;

  analysis and incorporation of the television portal application server software acquired from Nordic IPTV;

  development of a basic user interface;

  development of a basis administration interface; and

  fixing of computer software errors known as “bugs”.

Our ITonis video solution has been developed based on open-source software, meaning software that is available without a license from the creator. The use of open-source software allows us to take advantage of available software and supporting resources without having to purchase license rights.

Current Status Of Development

We have completed development of the ITonis video solution to the state that its operation can be demonstrated in our research and development centre in Prague. We have successfully demonstrated this operation both in a laboratory environment, where all components are connected to a local area network, and in an Internet environment, where the computer server and the set-top box are each connected to the Internet. In order to achieve this successful operation, an Internet connection with a bandwidth of 2 MBits per second is required.

Our focus over the next six months is to further advance the development of the ITonis video solution by adding the additional features and functionality described below. During this period, we plan to deploy our ITonis video solution in a pilot project environment in order that we are able to assess the operation of the ITonis video solution in a commercial environment. We believe that deployment in a pilot project will give us valuable feedback on the work that we need to completed in order to have a fully functioning, commercially deployable solution. During this period, we also plan to start our marketing activities initiating contact with potential customers and industry partners. We believe that the successful deployment of the ITonis video solution in a pilot project environment will greatly assist our efforts to market and achieve sales of the ITonis video solution.

We are able to demonstrate the successful operation of the following features in our demonstrations, both when the system is configured in a laboratory environment and when the server and the set-top box are communicating via the Internet:

  the receipt and display of live video;

  the ability to search and receive movie listings;

  a parental control function which enables adult content to be filtered;

  the ability of the user to browse the Internet via the set-top box;

  the ability to purchase a video through the entering of a personal identification number;

  the streaming of purchased video content using MPEG 4 AVC over MPEG2 TS formats for video and MPEG 1 format for sound;

  the ability to display subtitles;

  video fast forward and rewind for movies (multispeed);

  pause/ play feature for movies;

  the ability to display stream information such as buffer status and transmission rate of the stream;

  subtitles, display movie chapters (such as on a DVD player), handle multiple languages;

  incorporation of billing functionality into the ITonis video solution; and

  integration of a DVD robot into the media acquisition system.

  We have developed software for the integration of set-top boxes manufactured by Kreatel Communications AB, a subsidiary of Motorola Inc. As such, we currently rely on Kreatel Communications as the sole provider of set-top boxes for the ITonis video solution. We plan to expand the range of set-boxes that will integrate with our ITonis video solution in order to expand the number of available set-top box vendors that may provide customers with set-top boxes for the ITonis video solution.

  We plan to integrate a digital rights management solution into our ITonis video solution. We have deferred integrating a digital rights management solution developed by and available from a third party vender pending our assessment of the requirements of video content owners and their preferred solutions for digital rights management. Pending this decision, we have developed our own basic digital rights management solution that offers encryption of the video stream using a personal “key”.

Additional Development Work To Be Completed

We believe that the following additional development work is required to be completed in order to have a fully commercial solution:

  completion of load tests for all components of the ITonis video solution and optimization of the configuration of each component based on the results of the load tests;

  completion of additional software programming in order that we are able to integrate the ITonis video solution with a range of set-top boxes in addition to the Kreatel set-top box with which the ITonis video solution is presently integrated;

  enhancement of a proprietary digital rights management solution for incorporation into the ITonis video solution;

  integration of a third party digital rights management solution into the ITonis video solution;

  integration of a provisioning tool into the ITonis video solution; and

  enhancement of the media acquisition system in order to be able to encode live television signals.

We plan to complete this development over the next six months. We will complete this further development work at our research and development centre located in Prague through our subsidiary, ITonis CZ.

OUR BUSINESS MODEL

We plan to commercialise our ITonis video solution based on two separate business models:

  direct sales of computer platforms incorporating our ITonis video solution to service providers, such as cable and satellite television companies, and content owners; and

  partnering with content providers in order to provide a technology solution for video on-demand services for Internet service providers who wish to out-source the provision of video on-demand services.

Each of these business models represents a significant aspect of our business plan and there will be a significantly higher risk that our business will fail if either of these business models is unsuccessful. While we plan to pursue each business model as part of our plan of operations, we are at the early stages of the commercialization of our technology. Accordingly, there is no assurance that either business model will be successful. Further, we may elect not to pursue either of these business models or change our business model in response to our success or lack of success in pursuing commercialization of our technology.

We may also, from time to time, sell licenses to various components of our ITonis video solution to businesses involved in the telecommunications industry. These sales would be separate and distinct from each of our business models described below. In the later part of fiscal 2006, we completed the sale and delivery of our media acquisition system component to a Czech based telecommunications company. In December 2006, we completed delivery an upgrade of the solution.

Each of these separate business models is discussed below:

Direct Sales Model

We plan to contact potential customers directly using our internal sales team. We plan to follow the following steps in soliciting sales:

  introductory presentation to client to identify client requirements;

  target presentation that describes the ITonis video solution that is required to meet the client’s requirements;

  creation of specifications for client solution;

  proposal to client incorporating client specifications and price and implementation schedule; and

  negotiation and conclusion of sales contract.

We plan to target direct sales to the following companies:

  Internet service providers;

  Cable television providers;

  Satellite television providers;

  Television broadcasters; and

  Mobile telecommunications providers.

We plan to earn revenues under the direct sales model from the following activities:

  Sales from the delivery, integration and deployment of our ITonis video solution to customers;

  Support fees charged to customers for ongoing support of installed ITonis video solutions; and

  Consulting fees charged for providing business and technical consulting services to customers.

We plan to achieve revenues from the sales from the delivery, integration and deployment of our ITonis video solution to customers who use our ITonis video solution to deliver video on-demand services to their customers. We plan to earn a monthly fees based on the number of subscribers to the service: The monthly fee will include the license fee and the support fee. Typical monthly fees are between 1USD and 5USD, depending on the services which are provided and on the Service Level Agreement.

We anticipate that the fees that we charge will be based on contracts that are negotiated with customers on a case by case basis. As we have not entered into any commercial contracts to date, we cannot provide any assurance that our customers will pay fees based upon this business model. We may be forced to consider alternate payment schemes in order to secure contracts with customers and be competitive within our market place.

We plan to provide business and technical consulting services to customers as we achieve success with the commercial deployment of our ITonis video solution. We believe that there are potential customers who would pay for our expertise in the deployment of our ITonis video solution once our ability to provide on-demand video solutions using our solution is established. We anticipate that consulting fees would be based on hourly rates and that these rates would vary depending on the country and the use of local workforce.

Internet Service Provider Model

We plan to target businesses that are engaged in the business of providing Internet services as potential customers for an “all-in-one” technology solution for the delivery of on-demand video content via the Internet. We believe that the ability to offer on-demand video services via the Internet offers Internet service providers an opportunity both to generate additional revenues from their customers to whom they provide Internet access services and to distinguish themselves from competitors who may not be able to offer on-demand video services via the Internet.

To achieve this objective, we plan to partner with content providers and set-box manufacturers in order to provide a fully-integrated technology solution that we would jointly sell to Internet services providers. We see this service as an “out-sourcing” model from the perspective of Internet service providers as it would enable them to acquire the ability to deliver on-demand video content services to their Internet access clients without having to become engaged in the business of acquiring the rights to deliver video content or to implement the technology solution required.

Under this business model, the “all-in-one” technology solution would be comprised of the following components:

  the ITonis video solution;

  licensed video content provided by a partner that has acquired ownership or licensed rights to video content for distribution via the Internet; and

  a set-top box that would be purchased by the consumer or by the Internet service provider and that would reside in the consumer’s home near their television set.

Under this business model, we would deploy and operate the ITonis video solution as a service for the Internet service provider. We would supply the video storage, video streaming and Television portal application that are part of the ITonis video solution and would provide customer support. We would integrate the ITonis video solution with the billing system and network of the Internet service provider. The content provider would provide the video on-demand content and would deliver Metadata files in an electronic form that would be loaded onto the Metadata database incorporated into the ITonis video solution in order that this information could be accessed by customers. The Internet service provider would be responsible for the purchase and distribution of the set-top boxes, the acquisition and provision of subscribers for the on-demand video service, marketing of the services to subscribers, billing of subscribers and collection of fees from subscribers and the necessary interfaces between computer networks.

The successful implementation of this business model would require that we enter into arrangements with partners who would provide the licensed video content and the set-top boxes. With these arrangements in place, we would provide joint proposals to Internet service providers for the delivery of on-demand video services via the Internet to the customers of the Internet service providers.

We envision that the revenues under this business model would be based on either revenue sharing with the Internet service provider, based on revenues generated by providing the service, or a fixed monthly fee that would be charged to the Internet service provider. Revenues earned in connection with the provision of the service would then be divided amongst ourselves and the provider of the licensed video content. The set-top box manufacture would earn revenues from sales of set-top boxes to the Internet service provider or their customers. We would prefer that Internet service providers would purchase the set-top boxes for their customers and recover the cost over time through monthly charges in order to lower the up-front cost to the consumer. However, Internet service providers may not wish to pay this up-front expense and may instead require their customers to purchase the set-top boxes directly. We cannot provide assurance that Internet service providers will accept either our revenue model or our plan to have the Internet service providers acquire the set-top boxes directly.

We have entered into discussions with both a provider of licensed content and a set-top box manufacturer. The set-top box manufacturer is Kreatel, as mentioned above under “Status of Development”. While we have entered into discussions with these parties, we do not have any agreement in place for the submission of proposals to Internet service providers.

We have entered into discussions with a Cisco distributor in Czech Republic and Slovakia and are in the final phase of discussions to have a distributorship agreement in place in the near future. To date, we have submitted several joint proposals with this company in the Czech Republic and Slovakia in answer to their Request For Information and Request For Proposal. If successful, we would be in a position where we would be able to quickly deploy our platform for a pilot or a full scale deployment. There is no assurance that any of our proposals will be accepted or that a distributorship agreement will be concluded.

We have delivered the ITonis media acquisition system to a major telecommunications company in the Czech Republic in fiscal 2006. In December 2006, we delivered an upgrade to the system and new features have been deployed. The system is currently live and in operation.

We anticipate that we will be required to complete additional technical work in connection with the provision of each solution for an Internet service provider. The optimal configuration of each solution will depend on a number of factors, including the network infrastructure that the solution will operate on, the capability of the solution in terms of the number of simultaneous video data streams that may be handled and any required communications between multiple networks. These factors will need to be discussed with the Internet service provider in the course of submitting proposals and agreeing to contract prices.

We believe that this business model will be attractive to many smaller Internet service providers who do not have the technical capabilities or the financial resources to implement and deliver an on-demand Internet video solution for their clients. We also believe that this business model offers us a means of achieving an initial commercial deployment of our ITonis video solution which we could then use to demonstrate to potential customers who may purchase under our direct sales model.

PRODUCT SUPPORT

Once we achieve commercial deployment of our ITonis video solution, we plan to support installed solutions by a support team. The support team will have the necessary training and knowledge to perform:

  basic maintenance operations

  installation of upgrades to software as upgrades are developed application of software “patches” to solve operational problems basic troubleshooting of customer operations

Our support team will be based in our research and development facility in Prague and will be supported by our research and development team.

MARKETING AND SALES PLAN

Our marketing activities to date have been centered on introducing and raising the profile of the ITonis software to potential customers and partners. Due to the geographic position of our offices and business relationships, we have mostly targeted our marketing efforts inside Czech Republic and Scandinavia.

The level of our marketing activity has been restrained by our limited financial resources. As such we have been unable to promote our ITonis video solution in regional, national or international press through direct advertising or through web based advertising. Our focus has been to raise our profile through a combination of working with public relations specialists, web site promotions, web forums, industry networking events and trade shows.

Our marketing tools presently include our web site at www.itonis.tv and product leaflets. We are also able to provide product demonstrations of the ITonis video solution at our research and development facility in Prague.

Our initial marketing efforts will consist of promoting directly our solution to our key target groups while working to develop relationships with potential partners to optimize the exposure of our ITonis video solutions. To develop our network of potential partners and seek new business opportunities, we have visited key trade shows and events associated with our industry. We were also present at the IBC exhibition in Amsterdam and IPTV World Forum in London as an exhibitor. Parallel to our direct sales approach, we are also attempting to identify potential partners in order to develop our Internet service provider model.

We also plan to enter into arrangements with key technology distributors who offer the potential to act as distributors or resellers for our ITonis video solution. Many technology distributors have established customer relationships with Internet service providers, mobile telecommunications operators and television cable companies to whom they sell computer hardware and software. As many of these distributors will not have the ability to offer a technology solution for the delivery of on-demand video via the Internet, we believe that there is a business opportunity for us to enable them to deliver this technology solution and in effect become a “one-stop shop” for their customer needs. We also believe that establishing relationships with technology distributors can lead to new business opportunities through customers that approach technology distributors looking for a technology solution for the delivery of on-demand video via the Internet.

We have recently been contacted by a number of resellers that are interested in our technology. We may, subject to having sufficient funding, deploy demonstration video on demand solutions with interested resellers in order that the resellers can demonstrate our solutions to their clients.

Under new management, we have determined to shift our efforts for the commercialization of our ITonis video solution from the European market to the Chinese market and plan to reduce our operations in the Czech Republic.

EMPLOYEES

As of the date of this prospectus, we have eleven full-time employees and 3 part time employees. Other than one employee in the Unites States, all are employed by ITonis CZ and are based in Prague.

COMPETITION

Customer Approach

They are numerous companies that propose to deliver on-demand video solutions over Internet with the goal of offering end users the choice of what they watch and when. To achieve this goal, these companies use the following different concepts, each of which we will compete against as we attempt to commercialise our ITonis video solution:

Intelligent Set top boxes:

Many companies offer intelligent set top boxes with an integrated hard disk for recording programs. Some of the most advanced companies in this field are TiVo and Replay TV.

PC Client based solution:

In this case, the intelligence is located inside the PC. End users must download and install a client on their home PC (connected to the home TV). Using this software, users are able to record programs and stream to various devices. One of the most advanced companies is Orb Networks, Inc.

Network based solution – Local deployment:

The intelligence and the key infrastructure are now located on the network. The players in this category typically address the needs of hotels, hospitals or residential complex. One of the players in this field is Eona.

Network based solution – Regional deployment:

The intelligence and the key infrastructure are again located on the network. However, the solution is much more scalable and thousands of end users can be served nationwide. ITonis belongs to this category. Other major players in this category are Kasenna, Envivio and Orca.

The following table compares the different customer approaches.

	Intelligent Set top box	PC client based solution	Network based – small deployment	Network based – large deployment
End user
Choice	Limited hard disk space. Need to program the set top box.	Limited hard disk space. Need to program the PC in advance.	Depends on what the service provider puts on the network and his ability to manage content. No limitation on the amount available.	All programs the service providers have access to. No limitation on the amount available.
Access	Requires user to transfer the program to the device in advance.	Ability to access from an Internet connected device. PC must be on and upstream capacity sufficient.	Movies are available only locally.	Possibility to access programs from any broadband Internet connected device.
Cost	Expensive device but usually sponsored by the service providers.	Piece of software to download is inexpensive. PC needs to be on at all times.	Usually, end device is not owned by the end users.	“Simple” Set top box needed.
Ease of use	Easy click to record requires programming.	Easy click to record requires programming.	All the programs are available when you want them.	All the programs are available when you want them.
Service provider
Cost	Data acquisition and Streaming plus set-top box sponsorship.	Data acquisition and Streaming.	Network infrastructure (Data acquisition plus storage plus streaming).	Network infrastructure (Data acquisition plus storage plus streaming).
Revenues	Usually, simple monthly fee for TV access.	Usually, simple monthly fee for TV access.	More options: pay per view and/or monthly fee.	More options: pay per view and/or monthly fee.
Maintenance	Major upgrade needed.	Easy software upgrades.	Upgrades can be done easily on the network. No intervention at the customer level.	Upgrades can be done easily on the network. No intervention at the customer level.
Security	Little control over how end users handle video content.	Little control over how end users handle video content.	Content is streamed to known devices.	Streamed content allows better control (possibility to use DRM and watermarking).

ITonis Positioning

Most of the competitors that we are aware of have identified video on demand as a key service within their business model. Their aim is to provide to their existing customers and others a complete video on demand solution. Most of these competitors did not develop their own solution and, as a result, present themselves as systems integrator, although they may provide one or several components. We believe that these competitors will market their solutions to service providers who will then be able to choose the components from the portfolio of technology vendors they support (such as streamers, storage, set top boxes, and digital rights management) and integrate the different components. We believe that their strategy is to play on flexibility and to provide an extensive list of vendors that they are able to integrate.

We believe that the key differentiator between ITonis and our competitors is that we are able to deliver a full end to end video on demand solution developed in-house. By doing so, we intend to compete by offering the potential to significantly cut the integration cost between vendors and limit the interoperability risk between third party vendors. We believe this integration issue is such a challenge that such companies such as Orca have based their whole delivery model on integration. The main components are delivered by third party vendors while they provide the “glue” by integrating the application portal and other end user interfaces. Because of high integration costs, these vendors may not be able to provide solution for small deployments. We have identified small deployments as a market opportunity and intend to target these deployments in order to enable us to achieve commercial deployments of our ITonis video solution and to help us become recognized as a reliable provider of video on demand solutions. In addition, we are able to offer key features on a simple 2Mb Internet line as a result of using advanced technologies such as RTP/RTSP network protocols.

Key Competitors

There are several competitors that offer on-demand video solutions via the Internet. Most of them specialize on specific components that they integrate with other vendors. As a result, they are able to offer a complete end to end solution. The list below presents the main competitors that have been identified.

The potential competitors named below provide video on demand solutions in their portfolio but, to our knowledge, most of them do not have any solutions that are in operation with a major service provider. The market for video on demand delivered over the Internet is very young and large deployments are rare. Most of the service operators are now in the process of evaluating the different technology offerings before making a significant commitment in the field. As we are now able to deliver these video on demand solutions, we regard ourselves as competitors to following companies. Our strategy to compete with these competitors is to obtain as early as possible our first commercial deployment of our ITonis video solution and from this point try to achieve as many commercial deployments as we are able to deliver before competitors enter into arrangements with Internet service providers.

The market for our technology is still emerging. We feel it is appropriate to list the following companies as our competitors because we feel they may have or develop technology that could affect our business opportunities by targeting the same customer base for their services.

Kasenna

Kasenna is a California based company that focuses on storage and streaming servers. The company was previously focusing on providing local solutions for hotels and hospitals. With the growth of on-demand video and Internet video services, Kasenna’s focus has turned towards the delivery of complete solutions for service operators. Kasenna’s storage servers are used by some major players such as CNN and Fastweb. In a press release dated June 26, 2006, Kasenna announced the deployment of a MPEG-4 IPTV.

As a competitor offering the same range of solutions, with the same industry focus, Kasenna may win contracts over us based on their experience and references.

Envivio

Envivio is a former division of France Telecom that was spun off in 2000. Envivio is now a United States company that conducts research and development in France. We are not aware of any solution that has been brought to market by Envivio. As a business focused on delivering video solution based on MPEG-4, Envivio has extensive knowledge on the MPEG-4 format. Envivio is considered an industry expert in MPEG-4 products and systems. If the industry moves towards an MPEG-4 standard, Envivio will be a key competitor in this market.

Orca Interactive

Orca Interactive is part of the Emblaze group which is traded on the London Stock Exchange. Orca is a provider of middleware and applications for Internet and video on-demand solutions. Orca works with multiple partners in order to deliver end to end solutions. They provide integrated solutions using the components chosen by their clients. Orca has signed many agreements with different service providers as a system integrator but we are not aware of any publicly announced live deployments. Orca focuses on large customers in this market. If the market develops quickly and service providers require large deployments without small pilot or trial, it will affect our ability to compete against Orca Interactive.

Sentivision

Sentivision is a Japanese company that conducts research and development in Poland. We understand their objective is to provide a full end to end solution to their clients, including set top boxes. Accordingly, their approach is similar to our approach. We are not aware of any live deployment for the Sentivision solution. Since Sentivision’s development approach is very similar to ours, Sentivision may be aiming at the same customer base.

Tandberg Television

Tandberg Television is listed on the Oslo stock market and has operations in Asia, Australia, Europe and Americas. While the company was originally focused on encoders and decoders, we understand they have added an Internet television offering to their product range and are now able to offer this type of solution. Tandberg Television with their partner, Broadbus Technologies, Inc., claim to enable video-on-demand in more than 30 markets. Tandberg Television is a recognised company, especially in the video encoding industry. Their resources are significantly greater than ours.

Cisco

We believe Cisco is aiming at entering the television over Internet market. They have recently purchased Scientific Atlanta to enhance their offering of video services. Cisco has the resources to have a significant impact on the market. Their strategy regarding on-demand video is not known. There is a possibility that they will utilize IPTV and on-demand service as a means to increase the need for their core products, being network infrastructure. They may offer solutions at a very low cost as a means to increase the need for network upgrades. This would affect the competitive environment of the market.

Many of these competitors will have greater financial, technical and personnel resources than we do. Accordingly, they may be able to develop Internet video solutions faster than we can and bring these solutions to the market faster than we would be able to given our limited resources. Further, the brand name and industry recognition of these competitors may result in businesses that are potential customers to us deciding to purchase and deploy the Internet video solutions offered by our competitors.

INTELLECTUAL PROPERTY

General

We own intellectual property rights relating to the ITonis suite of software applications that includes trade secrets and copyright. We seek to protect our intellectual property by generally limiting access to it, treating portions of it as trade secrets and obtaining confidentiality or non-disclosure agreements from persons who are given access to it, including our developers.

Trademark Applications

We are presently planning to seek trademark protection of the ITonis name and logo. We presently have not been granted any trademark protection of the ITonis name and logo and there is no assurance that we will achieve trademark protection.

Patents

We presently do not have any patents on the ITonis video solution.

Trade Secrets and Copyright

We enter into non-disclosure agreements with our employees and with arms length parties with whom we may be in business negotiations or with whom we may have contracted with. Further, we provide in our agreements with our employees that the intellectual property that they create during their employment with us is our property. There is a risk that employees and third parties with whom we have non-disclosure agreements may breach their agreements with us by disclosing our trade secrets or copying works, such as our computer software, in which we may be entitled to copyright protection. Further, employees or third parties may attempt to use our trade secrets and copyrighted works for their own purposes, including competing with us.

GOVERNMENT REGULATION

The telecommunications industry is highly regulated, and both we and our future customers and users may be affected by changes in regulation of telecommunication services. As we will be providing the technology solution to those businesses that provide telecommunications directly to consumers, we anticipate that we will not be directly subject to government regulation of the delivery of telecommunications services. However, regulations that restrict or prohibit the delivery of video services via the Internet will have the effect of reducing the potential market for our ITonis video solutions. Accordingly, the indirect impact of changes in government regulation could affect our business adversely even though the specific regulations do not apply directly to us or our services. Modifying our ITonis video solution to enable our customers and users to comply with government regulation may be costly and time-consuming and our failure to do so could result in our inability to commercialize our video solutions and carry out our plan of operations. Further, the existence of government regulation in markets into which we may wish to enter may impose prohibitive costs of operation which could result in our determination not to offer our ITonis video solutions in these markets. In addition, laws that handle those issues do not exist in some countries and need to be drafted.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion of our financial condition, changes in financial condition and results of operations for the years ended November 30, 2006 and 2005 and nine months ended August 31, 2007 and 2006 should be read in conjunction with our annual audited consolidated financial statements and related notes for the years ended November 30, 2006 and 2005 and unaudited interim consolidated financial statements for the nine months ended August 31, 2007 and 2006, respectively.

Our Plan of Operations

Our plan of operations for the next twelve months is to complete the following objectives within the time periods and within the budgets specified, subject to our achieving the requisite financing:

1.

We plan to carry on the development of the ITonis video solution from our research and development facility in Prague. Our general administrative overhead cost for our Prague office is approximately $50,000 per month. This amount includes salaries, computer hardware, rent and other general expenses associated with our Prague office. If we are successful in securing initial commercial sales of our ITonis video solutions, then we anticipate that these expenses may increase to $80,000 per month by the end of the second quarter of fiscal 2007, subject to financing. This increase in cost would be attributable to adding additional personnel to our development team and to put in place a team of employees to provide customer support services.

2.

We plan to carry out sales and marketing of our ITonis video solution over the next twelve months with the objective of securing sales to several clients. Our direct marketing activities will be carried out by our employees from our Prague office. As such, the expense for these marketing activities will be within our general and administrative expenses for the Prague office, as outlined above. In addition, ITonis distributors (Nordic IPTV Company ApS and Sofia Digital) undertake those activities for which we pay a percentage of the sales.

3.

We plan to launch an operation pilot scale solution for an Internet service provider ISP. The purpose of the pilot project would be to allow us to complete the testing of our ITonis video solution in a live environment and to enable us to have an operating solution that we can use for demonstration purposes in connection with our marketing activities. We anticipate that it would cost approximately $10,000 in additional expenses to launch this operation.

4.

We plan to deploy a small scale commercial solution for an Internet service provider in China that will offer the basic functionality of the ITonis video solution. We anticipate that this installation would cost approximately $50,000. This cost would cover the hardware and software for the solution. Implementation will be performed by ITonis CZ. This component of our plan of operations is contingent upon us securing a joint venture with a local partner.

5.

We anticipate spending approximately $4,000 in ongoing general, legal and administrative expenses per month for the next twelve months, for a total anticipated expenditure of $48,000 over the next twelve months. These general, legal and administrative expenses are external expenses that we anticipate incurring and are in addition to the general and administrative expense of the Prague office discussed above.

6.

We anticipate spending approximately $53,000 in complying with our obligations as a reporting company under the Securities Exchange Act of 1934. These expenses will consist primarily of professional fees relating to the preparation of our financial statements and completing our annual report, quarterly report, current report and proxy statement filings with the SEC.

7.

We anticipate spending $120,000 to pay the accrued liability in connection with the services provided to us by John Marienhof pursuant to our reseller and consulting agreement with Nordic IPTV and $39,830 to repay the loan made to us by our former chief executive officer described below under the heading “Liquidity and Capital Resources”.

As at November 30, 2006, we had cash reserves of $1,571 and working capital of deficit of $442,867. As at August 31, 2007, our cash reserves had increased to $18,293 and our working capital deficit had increased to $724,591. Our planned expenditures over the next twelve months are approximately $1,000,000. Accordingly, we anticipate that we will require financing in the amount of approximately $1,730,000 in order to carry out our plan of operations for the next twelve months.

We will also require additional financing with which to pursue the plan of operations for Aquos. We are in the process of defining this plan of operations and the funds required to fund this plan of operations will be in addition to the funds required for the current plan of operations described above.

During the twelve month period following the date hereof, we anticipate that we will not generate revenues that exceed our operating costs. We anticipate based on our current cash and working capital and our planned expenses that we will be able to continue our plan of operations over the next one month without additional financing. This projection does not account for any revenues that we may earn from licensing sales of components to our ITonis video solution. We believe that we will require additional financing in order to commercialize our ITonis video solution in order to earn revenues that exceed our operating expenses.

We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We presently have no arrangements in place for any additional equity financings. In the absence of such additional financing, we may not be able to continue our plan of operations beyond the next month and our business plan may fail. If we do not obtain the required additional financing, we will initially scale back our business operations and may ultimately be forced to abandon our plan of operations and our business activities.

CRITICAL ACCOUNTING POLICIES

Development Stage Company

We are a development stage company as defined by Financial Accounting Standards No. 7. We are presently devoting all of our present efforts to establishing a new business. All losses accumulated since inception have been considered as part of our development stage activities.

Revenue Recognition

We recognize revenue when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Upfront contract payments received from the sale of services not yet earned are initially recorded as deferred revenue on the balance sheet.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

Foreign Currency Translations

Our functional currency is the Czech Koruna (“CZK”), and our reporting currency is the U.S. dollar. All transactions initiated in other currencies are re-measured into the functional currency as follows:

(i)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date,

ii)	Non-monetary assets and liabilities, and equity at historical rates, and

iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Gains and losses on re-measurement are included in determining net income for the period.

Translation of balances from the functional currency into the reporting currency is conducted as follows:

i)	Assets and liabilities at the rate of exchange in effect at the balance sheet date,

ii)	Equity at historical rates, and

iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Translation adjustments resulting from translation of balances from functional to reporting currency are accumulated as a separate component of shareholders’ equity as a component of comprehensive income or loss. Upon sale or liquidation of the net investment in the foreign entity the amount deferred will be recognized in income.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company's historical results as well as management's future expectations. The Company's actual results could vary materially from management's estimates and assumptions.

Software Costs

Effective March 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” (“SFAS 123(R)”), which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees’ requisite service period (generally the vesting period of the equity grant). Before March 1, 2006, the Company accounted for stock-based compensation to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and complied with the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). The Company adopted SFAS 123(R) using the modified prospective method, which requires the Company to record compensation expense over the vesting period for all awards granted after the date of adoption, and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Accordingly, financial statements for the periods prior to March 1, 2006 have not been restated to reflect the fair value method of expensing share-based compensation. Adoption of SFAS 123(R) does not change the way the

Company accounts for share-based payments to non-employees, with guidance provided by SFAS 123 (as originally issued) and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

Results of Operations – Nine months ended August 31, 2007 and 2006

References in the discussion below to fiscal 2007 are to our current fiscal year which will end on November 30, 2007. References to fiscal 2006 are to our fiscal year ended November 30, 2006. References to the first nine months of fiscal 2006 are to the nine month period ended August 31, 2006 and references to the first nine months of fiscal 2007 are to the nine month period ended August 31, 2007.

					From
	For the	For the	For the	For the	Incorporation
	Three Months	Three Months	Nine Months	Nine Months	July 5,
	Ended	Ended	Ended	Ended	2005 to
	August 31,	August 31,	August 31,	August 31,	August 31,
	2007	2006	2007	2006	2007
Sales	$27,845	$24,351	$199,415	$24,351	$223,766
Cost of Sales	17,573	9,424	167,463	9,424	176,887
Gross Profit	10,272	14,927	31,952	14,927	46,879
General and Administrative
Expenses
Software development costs	78,933	-	252,979	13,814	615,533
Consulting	72,134	31,901	178,092	53,337	213,428
Salaries and wages	17,926	90,652	136,302	198,435	211,897
Auditing and accounting	37,573	19,371	100,645	39,995	256,602
Office	23,436	5,975	61,068	22,627	116,015
Legal	16,880	16,633	31,066	49,760	102,334
Depreciation	3,706	5,896	22,773	14,893	43,463
Rent	8,345	-	21,829	-	53,848
Filing fees	9,871	2,365	15,324	9,820	22,611
Investor relations	-	2,287	6,235	2,287	24,915
Foreign exchange loss	(214)	4,811	3,801	4,811	9,651
Intellectual property	-	-	-	1,500,000	1,947,637
Marketing and distribution	-	-	-	120,000	120,000
Bad debt	-	9,789	-	9,789	9,789
	268,590	189,680	830,114	2,039,568	3,747,723
Loss from Operations	(258,318)	(174,753)	(798,162)	(2,024,641)	(3,700,844)
Other Income
Other income	-	4,974	-	26,724	33,926
Loss for the Period	$(258,318)	$(169,779)	$(798,162)	$(1,997,917)	$(3,666,918)

Revenue

We generated our initial revenues during the first quarter of fiscal 2007. During the first quarter of fiscal 2007, we delivered our encoding platform to a customer for encoding content from DVD disks onto the customer’s video demand platform. The encoding platform is one of the components of the ITonis video solution. Our revenues increased to $199,415 for the first nine months of fiscal 2007 from $24,351 for the first nine months of fiscal 2006.

These initial revenues are not significant in relation to our overall expenses. We anticipate that we will not earn any significant revenues until such time as we have achieved commercial deployment of our ITonis video solution.

Software Development Costs

Software development costs represent amounts attributable to the development of our proprietary software.

Our software development costs increased significantly to $252,979 during the first nine months of fiscal 2007 from $13,814 during the first nine months of fiscal 2006 as we continued development of our ITonis video solution. Software development costs during fiscal 2006 included:

  amounts paid to Xeris in respect of development work on our ITonis video solution completed by Xeris prior to our taking over software development activities from Xeris in January 2006; and

  software development work that we completed in-house.

Consulting

Consulting fees represent amounts that we pay to consultants that are engaged by us.

Consulting expenses increased significantly to $178,092 for the first nine months of fiscal 2007 compared to $53,337 for the first nine months of fiscal 2006. Consulting expenses have increased in part due to marketing campaigns that were undertaken based on the previous strategy for the firm. Outside consultants were required to facilitate these campaigns because of lack of in-house expertise. We anticipate that management and consulting expenses will increase during fiscal 2007 because of our determination to focus on China.

Salaries and Wages

Salaries and wages are primarily comprised of salaries paid to employees of ITonis CZ who are or were at the time employed at our research and development facility in Prague.

Salaries and wages were $136,302 during the first nine months of fiscal 2007 compared to $198,435 during the first nine months of fiscal 2006 due to fewer employees.

Audit and Accounting

Our accounting and auditing expenses include professional fees for accounting and auditing expenses incurred in connection with the preparation and audit of our financial statements.

Accounting and auditing expenses increased during the first nine months of fiscal 2007 to $100,645 compared to $39,995 in the first nine months of fiscal 2006 as a result of the review of potential acquisitions.

Depreciation

Depreciation expense represents depreciation of our computer hardware and equipment.

Depreciation expense in the first nine months of fiscal 2006 and fiscal 2007 represented depreciation of computer hardware and equipment that we acquired in connection with the development and testing of our ITonis video solution.

Legal

Legal expenses are attributable to legal fees paid to our legal counsel in connection with the completion of our corporate reorganization and our filing a registration statement with the SEC and becoming a reporting company under the Securities Exchange Act of 1934.

Legal expenses during the first nine months of fiscal 2007 declined compared to the first nine months of fiscal 2006 as a result of our completing our corporate reorganization and preparing and filing of a registration statement with the SEC during fiscal 2006. Legal expenses during the first nine months of fiscal 2007 have related to our ongoing continuous reporting obligations under the Securities Exchange Act of 1934.

Rent

Our rent expenses include the rent that we pay for our research and development facility in Prague and general office expenses.

Our rent expenses increased significantly in fiscal 2006 as the result of ITonis CZ entering into a lease for our research and development facility in Prague. This lease expense will be ongoing through fiscal 2007.

Intellectual Property

We did not incur any expenses on any intellectual property during the first nine months of fiscal 2007. In fiscal 2006, we determined that the cost of the intellectual property purchased during our fiscal 2006 does not meet the criteria for capitalization as set out in SFAS No. 86.

Marketing and Distribution

Our marketing and distribution expenses include amounts that we pay under our reseller and consulting services agreement with Nordic IPTV. We recorded $120,000 in expenses under the Nordic IPTV agreement in fiscal 2006 in respect of four months of service provided by John Marienhof as commercial director of ITonis. In accordance with our agreement with Nordic IPTV, this amount has not been paid but has been accrued. We did not record any marketing and distribution expenses during the first nine months of fiscal 2007.

Other Income

We did not generate any other income during the first nine months of fiscal 2007. Our other income during fiscal 2006 was comprised of:

  Sub-letting part of our ITonis CZ office to iPLATO s.r.o., a company with whom ITonis CZ has one director in common;

  Outsourcing the services of our former director and officer, Nicolas Lavaud, to Xeris., a company with whom ITonis CZ has one director in common, as managing director; and

  Outsourcing the services of Libor Bucinsky to Devoteam, an arms length party, for the installation of Telefonica Video on Demand platform at Czech Telecom.

Results Of Operations – Years ended November 30, 2006 and 2005

References in the discussion below to fiscal 2006 are to our most recently completed fiscal year ended November 30, 2006. References to fiscal 2005 are to our fiscal year ended November 30, 2005. References to fiscal 2007 are to our current fiscal year that will end November 30, 2007.

		From	From
	For the Year	Incorporation	Incorporation
	Ended November	(July 5, 2005) to	(July 5, 2005) to
	30, 2006	November 30, 2005	November 30, 2006
	(Audited)	(Audited)	(Audited)
Revenue from sales	$24,351	$-	$24,351
Cost of sales	$9,424	$-	$9,424
Gross profit	$14,927	$-	$14,927
General and Administrative Expenses
Intellectual property	1,500,000	447,637	1,947,637
Software development costs	321,433	41,121	362,554
Marketing and distribution	120,000	-	120,000
Audit and accounting	91,493	64,464	155,957
Salaries & wages	66,581	-	66,581
Legal	59,476	11,792	71,268
Office	54,324	623	54,947
Consulting	35,336	-	35,336
Rent	32,019		32,019
Depreciation	19,849	841	20,690
Investor Relations	18,680	-	18,680
Bad debts	9,789	-	9,789
Stock-based compensation	9,014	-	9,014
Filing fees	7,287	-	7,287
Foreign Exchange Loss	5,850	-	5,850
	$2,351,131	$566,478	$2,917,609
Loss from Operations	($2,336,204)	($566,478)	($2,902,682)
Other Income (Expense):
Other Income	$33,926	-	$33,926
Loss for the Period	($2,302,278)	($566,478)	($2,868,756)

Revenue

We generated our initial revenues during fiscal 2006. We delivered our encoding platform to a customer for encoding content from DVD disks onto the customer’s video demand platform. The encoding platform is one of the components of the ITonis video solution.

These initial revenues are not significant in relation to our overall expenses. We anticipate that we will not earn any significant revenues until such time as we have achieved commercial deployment of our ITonis video solution.

Intellectual Property

We acquired the “TV Everywhere” software technology from Onyx Trading on November 16, 2005 by issuing 30,000,000 common shares. This resulted in Onyx Trading holding approximately 64% of our shares. The value assigned to the 10,000,000 common shares was $447,637, being the historical cost of the technology to Onyx Trading. This is in accordance with SAB Topic 5G as Onyx Trading has retained a substantial indirect interest in the technology that was transferred. This amount was expensed during fiscal 2005 as it did not meet the criteria for capitalization as set out in SFAS No. 86.

We valued the TV portal application software technology that we acquired from Nordic IPTV at $1,500,000 based on a value of $0.0833 per share being assigned to the 18,000,000 shares that we issued to Nordic IPTV to acquire this technology. This amount was expensed during fiscal 2006 as it did not meet the criteria for capitalization as set out in SFAS No. 86.

Software Development Costs

Software development costs represent amounts attributable to the development of our proprietary software.

Software development costs during fiscal 2006 included:

  amounts paid to Xeris in respect of development work on our ITonis video solution completed by Xeris prior to our taking over software development activities from Xeris in January 2006;

  software development work that we completed in-house.

Marketing and Distribution

Our marketing and distribution expenses include amounts that we pay under our reseller and consulting services agreement with Nordic IPTV. As this agreement was entered into in February 2006, no expenses under this agreement were recorded in fiscal 2005.

We recorded $120,000 in expenses under the Nordic IPTV agreement in fiscal 2006 in respect of four months of service provided by John Marienhof as commercial director of ITonis. In accordance with our agreement with Nordic IPTV, this amount has not been paid but has been accrued.

Audit and Accounting

Our accounting and auditing expenses include professional fees for accounting and auditing expenses incurred in connection with the preparation and audit of our financial statements.

We incurred significant accounting and auditing expenses during fiscal 2005 in connection with our corporate organization and the preparation of our initial financial statements. Accounting and auditing expenses during fiscal 2006 were in connection with the preparation and audit of our financial statements for fiscal 2005 prepared in connection with the filing of a registration statement with the SEC. We will continue to incur auditing and accounting expenses on an ongoing basis in connection with our continuous disclosure obligations as a reporting company under the United States Securities Exchange Act of 1934.

Salaries and Wages

Salaries and wages are primarily comprised of salaries paid to employees of ITonis CZ who are employed at our research and development facility in Prague.

Salaries and wages were $nil in fiscal 2005 as we only completed the acquisition of the our initial software technology from Onyx Trading on November 16, 2005. Salaries and wages increased in fiscal 2006 as we hired our initial employees and took over development of the ITonis video solution from Xeris.

Legal

Our legal expenses include professional fees that we pay to our legal counsel.

Our legal expenses in fiscal 2005 represent amounts paid to legal counsel in connection with our corporate organization. Our legal expenses in fiscal 2006 represent amounts paid to legal counsel in connection with our corporate organization and the preparation of a registration statement that we filed with the SEC. We will continue to incur legal expenses on an ongoing basis in connection with our continuous disclosure obligations as a reporting company under the United States Securities Exchange Act of 1934.

Office

Our office expenses include the rent that we pay for our research and development facility in Prague and general office expenses.

Our office expenses increased significantly in fiscal 2006 as the result of ITonis CZ entering into a lease for our research and development facility in Prague. This lease expense will be ongoing through fiscal 2007.

Consulting

Consulting fees represent amounts that we pay to consultants that are engaged by us.

We did not incur any consulting fees during fiscal 2005 as we were inactive for most of this fiscal year. We incurred consulting fees during fiscal 2006 as our business activities increased.

Depreciation

Depreciation expenses represents depreciation of our computer hardware and equipment.

Depreciation expenses in fiscal 2005 and in fiscal 2006 represent depreciation of computer hardware and equipment that we acquired in connection with the development and testing of our ITonis video solution.

Other Income

Our other income during fiscal 2006 was comprised of:

  Sub-letting part of our ITonis CZ office to iPLATO s.r.o., a company with whom ITonis CZ has one director in common;

  Outsourcing the services of Nicolas Lavaud to Xeris., a company with whom ITonis CZ has one director in common, as managing director; and

  Outsourcing the services of Libor Bucinsky to Devoteam, an arms length party, for the installation of Telefonica Video on Demand platform at Czech Telecom.

We did not generate any significant revenues from the sales or deployment of our ITonis video solutions during fiscal 2005 or fiscal 2006.

Liquidity and Capital Resources

Cash and Working Capital

As at August 31, 2007, we had cash of $18,293 and a working capital deficit of $724,591, compared to cash of $1,751 and working capital of $442,867 as at November 30, 2006. We have financed our operations primarily from the sale of our common stock. However, there can be no assurance that we will be able to raise funds from the sale of our common stock, or in any other manner, in the future.

Related Party Loan

During fiscal 2006 Mr. Nicolas Lavaud, our former director and chief executive officer, granted us a loan which was outstanding in the amount of $40,621 as of August 31, 2007. The loan is evidenced by a promissory note, is unsecured and does not bear any interest. The promissory note is payable on demand.

Plan Of Operations

Our planned expenditures over the next twelve months are approximately $1,000,000. As described above under “Our Plan of Operations”, we anticipate that we will require financing in the amount of approximately $1,730,000 in order to carry out our plan of operations for the next twelve months. While this amount may be offset by any gross profits that we earn from sales of our ITonis video solutions, we anticipate that we currently do not have sufficient funds to enable us to undertake our plan of operations past the next month. Accordingly, we anticipate that we will require additional financing in order to enable us to sustain our operations for the next twelve months, as outlined above under “Our Plan of Operations”.

We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We presently have no arrangements in place for any additional equity financings. In the absence of such additional financing, we may not be able to continue our plan of operations beyond the next month and our business plan may fail. If we do not obtain the required additional financing, we will initially scale back our business operations and may ultimately be forced to abandon our plan of operations and our business activities.

Cash Used In Operating Activities

We used cash of $374,956 in operating activities during the first nine months of fiscal 2007 compared to cash used of $296,969 in operating activities during the first nine months of fiscal 2006.

We used cash in operating activities in the amount of $399,934 during fiscal 2006 compared to $34,543 in fiscal 2005. Cash used in operating activities was funded by cash from financing activities.

Cash From/Used in Investing Activities

We used cash of $34,362 in investing activities during the first nine months of fiscal 2007 which consisted of upgrades and enhancements to technology and purchases of equipment. We used cash in investing activities in the amount of $36,925 during the first nine months of fiscal 2006. Cash used in investing activities in fiscal 2006 was attributable primarily to the purchase of computer hardware and equipment that we have acquired in connection with the development and testing of our ITonis video solution.

We used cash in investing activities in the amount of $33,119 during fiscal 2006 and compared to $30,283 in fiscal 2005. Cash used in investing activities was attributable primarily to the purchase of computer hardware and equipment that we have acquired in connection with the development and testing of our ITonis video solution.

Cash from Financing Activities

We generated cash of $442,628 from financing activities during the first nine months of fiscal 2007 compared to cash of $184,641 generated from financing activities during the first nine months of fiscal 2006. Cash generated from financing activities during the first nine months of fiscal 2007 and 2006 was attributable to shares issued for cash.

We generated cash from financing activities in the amount of $284,641 during fiscal 2006 compared to $229,376 in fiscal 2005. Cash generated by financing activities is attributable to the private placement financings of our common stock that we have completed since our incorporation.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

DESCRIPTION OF PROPERTIES

Our executive office is located at Klimentska 10, 110 00 Praha 1, Czech Republic. We occupy the premises under a contract with Achat Real a.s, which provides us with approximately 1680 square feet of office space in consideration of a monthly fee of €1,950.87 ($2,661.18 per month based on a foreign exchange rate on August 31, 2007 of $1: €0.7331) . We use this facility as our research and development facility for out ITonis video solutions. These premises are presently adequate for our current business purposes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;

  Any person proposed as a nominee for election as a director;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

  Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

Purchase of Founder’s Shares

Robert Poncini, our initial director and officer, acquired 750,000 shares of our common stock effective July 8, 2005 for a total purchase price of $500.

Onyx Trading Inc.

We entered into an asset purchase agreement dated October 1, 2005 with Onyx Trading. Pursuant to this asset purchase agreement, we issued 30,000,000 of our shares of common stock to Onyx Trading in consideration for the acquisition of certain intellectual property owned by Onyx Trading relating to the “TV Everywhere” video platform and software components. This transaction was completed and the shares issued on November 16, 2005.

Onyx Trading completed the following transfers of shares to certain of our employees with the objective of providing them with an ownership interest ITonis and a corresponding performance incentive:

  6,150,000 shares were transferred to Nicolas Lavaud

  5,550,000 shares were transferred to Antonin Kral

  5,550,000 shares were transferred to Libor Bucinsky

Under the terms of their agreements with Onyx Trading, Mr. Lavaud, Mr. Kral and Mr. Bucinsky retain the rights to their shares only when they remain employees of ITonis for a duration of at least 2 years. Mr. Lavaud, Mr. Kral and Mr. Bucinsky have voting power over their respective shares. Onyx Trading transferred these shares to Mr. Lavaud, Mr. Kral and Mr. Bucinsky in reliance of Rule 903 of

Regulation S of the Securities Act of 1933. Each of Mr. Lavaud, Mr. Kral and Mr. Bucinsky has provided us with an investment agreement confirming representations, warranties and agreements necessary to establish the transfer in accordance with Rule 903 of Regulation S.

Xeris S.P.O.

Xeris is a wholly owned subsidiary of Onyx Trading. Nicolas Lavaud, a former director of ITonis, is a director of Xeris.

During fiscal 2005, we purchased $30,283 worth of office furniture and equipment from Xeris. The office furniture and equipment were valued at the estimated fair market value at the date of purchase. The original cost to Xeris was approximately $33,000.

Before ITonis set up its fully owned subsidiary in Czech Republic, ITonis used the services of Xeris to continue the development of the intellectual property it acquired from Onyx Trading. These software development costs amounted to $41,121 during the period ended November 30, 2005 and $13,814 during the year ended November 30, 2006.

During the first half of fiscal 2006, ITonis outsourced its director Nicolas Lavaud to Xeris, as managing director. The fee was paid for Mr. Lavaud’s time to perform all the necessary administrative tasks at Xeris. Fees were equal to $18,577 for the year ended November 30, 2006, which amount is reported as other income on our financial statements.

Nordic IPTV Company ApS (formerly Makeitwork ApS)

We entered into an asset purchase agreement dated January 31, 2006 with Nordic IPTV. Nordic IPTV is controlled by Mr. John Marienhoff. Pursuant to this asset purchase agreement, we issued 18,000,000 of our shares of common stock to Nordic IPTV in consideration for the acquisition of certain intellectual property owned by Nordic IPTV relating to the television portal/web application server technology that had originally been developed by Nordija A/S for Danske Broadband. This intellectual property related to the FTH Broadband technology known as the “NVE Fiber Middleware Administration Architecture”. This transaction was completed and the shares issued on February 7, 2006.

Concurrent with the completion of the asset purchase transaction, we entered into a reseller and consulting service agreement with Nordic IPTV dated February 7, 2006. Under this agreement, Nordic IPTV has been appointed as an agent of ITonis to promote and resell our products and services in Europe. These rights are not exclusive other than in Denmark, where Nordic IPTV has been granted exclusive rights. We have agreed to pay a commission to Nordic IPTV based on sales generated by Nordic IPTV at the rate of 40% of the net profits resulting from the sale of the products and services. Nordic IPTV also agreed to provide to ITonis the services of its employee, John Marienhoff, to act as commercial director of ITonis for consideration of $30,000 per month. This amount was payable as a non-refundable advance against the commission payable to Nordic IPTV under the agreement. In the event that, in any monthly period, the commissions earned under the agreement were less than $30,000, then the amount of $30,000 was payable. If the commissions earned were in excess of $30,000, then the amount payable was equal to the amount of the commissions earned. In the event that we did not have sufficient cash flow to make payments, the advance accrued as a liability owed to Nordic IPTV in the form of a non-interest bearing account payable. As at August 31, 2007, $120,000 has been accrued for fees payable under this agreement in connection with the services provided to us by John Marienhoff from January to April of 2006. Notwithstanding this agreement, we elected not to engage Mr. Marienhof as a commercial director of ITonis subsequent to April of 2006 and we have executed a letter agreement with Nordic IPTV confirming that the provision of the reseller and consulting agreement relating to the services of John

Marienhof has been terminated, that our only obligation in respect of such services is the $120,000 previously accrued and that no further payments are required under the reseller and consulting service agreement except for payment of the 40% commission. We have the right to terminate this agreement at any time by giving three month's advance written notice to Nordic IPTV of our intention to terminate the agreement.

Nicolas Lavaud

On July 3, 2006, Mr. Lavaud, a former director and officer of ITonis, granted us a loan in the amount of $17,948. This loan had increased to $35,882 as of November 30, 2006. The loan is evidenced by a promissory note, is unsecured and does not bear any interest. The promissory note is payable on demand.

Antonin Kral

We have entered into an employment agreement with Mr. Kral dated January 1, 2006. The terms and conditions of this employment agreement are described in detail below under the section of this prospectus entitled “Executive Compensation”.

iOcean Media Limited

In connection with the acquisition of Aquos Media Limited, we issued to iOcean Media Limited shares of our common stock representing 49% of our issued and outstanding shares.

Other Transactions

The amount due to related parties as of August 31, 2007 consists of:

i)	$120,000 of non-interest bearing, due on demand accrued fees owing to a separate company that holds a significant interest in the Company.

ii)

$40,621 (860,800 CZK) loan from Mr. Lavaud, a former director and former officer of the Company. The loan is evidenced by a promissory note, is unsecured and non-interest bearing and payable on demand.

iii)	$1,497 (30,405 CZK) payable from a Company with a director in common (Mr. Kral). The payable was incurred during the normal course of business transactions and has been paid subsequent to year end.

iv)	$34,634 (703,655 CZK) of accrued salaries owed to directors and former directors or officers and former officers of the Company ($11,162 to Antonin Kral and $23,472 to Nick Lavaud).

During the period ended August 31, 2007, consulting fees of $Nil (August 31, 2006 - $16,273) were charged to a separate company who had a director in common with the Company (Mr. Lavaud).

During the period ended August 31, 2007, the Company paid $Nil (August 31, 2006 - $13,814) for software development costs to a separate company that has a director in common with the Company (Mr. Lavaud).

During the period ended August 31, 2007, $69,636 (1,461,397 CZK) (August 31, 2006 - $8,466) was paid to two directors in salary (633,062 CZK to Antonin Kral and 828,335 CZK to Nick Lavaud).

During the period ended August 31, 2007, $5,000 (August 31, 2006 - $Nil) was paid to Tom Roberts for consulting fees.

During the period ended August 31, 2007, $10,000 (August 31, 2006 - $Nil) was paid to Larry Haber in legal fees.

These transactions were incurred in the normal course of operations and were measured at the exchange amount of consideration established and agreed to by the related parties.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Shares of our common stock are quoted on the OTC Bulletin Board under the symbol ITNS. Our common stock became eligible for trading on the OTC Bulletin Board on February 20, 2007.

The following table indicates the high and low bid prices of our common stock during the periods indicated:

Quarter Ended	High Bid	Low Bid
August 31, 2007	$1.27	$0.55
May 31, 2007	$1.25	$0.15
February 28, 2007	$0.170	$0.051

The source of the high and low bid information is the NASD OTC Bulletin Board. The market quotations provided reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Holders of Our Common Stock

As at October 29, 2007, we had 89 registered holders of our common stock.

Dividends

There are no restrictions in our articles of incorporation or by-laws that prevent us from declaring dividends. The declaration of dividends is at the discretion of our board. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  we would not be able to pay our debts as they become due in the usual course of business; or

  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Securities Authorized For Issuance Under Compensation Plans

Our board of directors has approved the Company’s 2006 Stock Option Plan as of June 16, 2006. The table set forth below presents information relating to our equity compensation plans as of the date of this prospectus:

	Number of Securities to be	Weighted-Average Exercise	Number of Securities
	Issued Upon Exercise of	Price of Outstanding	Remaining Available for
	Outstanding Options,	Options, Warrants and	Future Issuance Under
	Warrants and Rights	Rights	Equity Compensation Plans
Plan Category	(a)	(b)	(excluding column (a))

Equity Compensation Plans Approved by Security Holders (2006 Stock Option Plan)	3,000,000	$0.267	Nil
Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	N/A

(1) Represents shares of our common stock to be issued upon the exercise of option issued pursuant to the Company’s 2006 Stock Option Plan.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain compensation information for the year ended November 30, 2006 for:

  Mr. Nicolas Lavaud, our former chief executive officer, former chief financial officer and a former director, and

  Mr. Antonin Kral, our chief technical officer and a director.

None of our executive officers earned total annual salary and bonus exceeding $100,000 during the fiscal year ended November 30, 2006.

						Non-	Non-
						Equity	qualified
						Incentive	Deferred
						Plan	Compen-	All Other
Name and				Stock	Option	Compen-	sation	Compen-
Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Nicolas Lavaud, Former Director and Chief Executive Officer (1)	2006	30,527	Nil	Nil	Nil	Nil	Nil	Nil	30,527
Antonin Kral, Director and Chief Technical Officer (2)	2006	30,339	Nil	Nil	2,162(3)	Nil	Nil	Nil	32,501

(1)	Mr. Lavaud was our Chief Executive Officer, Chief Financial Officer and a director from November 16, 2005 to July 2, 2007.
(2)	Mr. Kral has been our Chief Technical Officer since November 16, 2005.

(3)

Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to the executive officer, in 2006 and prior years, in accordance with SFAS 123R.

EMPLOYMENT AGREEMENTS

On September 6, 2007, we finalized and entered into an employment agreement with Mr. Thomas Neal Roberts, our President, Chief Executive Officer and Chief Financial Officer and a director of the Company, with respect to his appointment as our Chief Executive Officer, and with Mr. Lawrence Haber with respect to his employment as our Senior Vice-President, General Counsel and Chief Administrative Officer. The employment agreements are dated as of September 1, 2007 (the “Effective Date”). We have also entered into an employment agreement dated January 1, 2006 with Antonin Kral, our Chief Technical Officer, with respect to his appointment as Chief Technical Officer. The following summary of these employment agreements does not purport to be complete and is qualified in its entirety by reference to each such agreement. Copies of the employment agreements with Mr. Roberts and Mr. Haber are attached as exhibits to our current report on Form 8-K filed September 11, 2007, and a copy of the employment agreement with Antonin Kral is attached as an exhibit to our registration statement on Form SB-2 filed May 12, 2006.

Thomas Neal Roberts

Pursuant to the terms of his employment agreement, Mr. Roberts will serve our Chief Executive Officer and as Chief Executive Officer of all of our subsidiaries. Mr. Roberts will perform such duties and responsibilities as our board of director’s may from time to time reasonably determine and assign as is customarily performed by persons in an executive position. A more detailed description of Mr. Robert’s job responsibilities is attached as Exhibit “A” to the employment agreement. Mr. Roberts will report directly to our board of directors. Mr. Roberts has agreed to devote, on an as-needed basis, all necessary time, energy, knowledge, skill and reasonably best efforts to the business of the Company, however, Mr. Roberts is permitted to have limited involvement with outside business ventures which do not conflict with the business of the Company. Mr. Roberts will be based in the Czech Republic.

In consideration for Mr. Robert’s services, we have agreed to:

  pay Mr. Roberts a base salary in the amount of $150,000 per year, less applicable payroll deductions and tax withholdings, payable in accordance with the then-current payroll policies of the Company during Mr. Roberts employment period, issue to Mr. Roberts up to 14,000,000 shares of common stock of the Company in a combination of option grants and share grants, pursuant to separate stock and option grant agreements to be executed between Mr. Roberts and the Company within 30 days from the Effective Date. It is anticipated that the exercise of any stock options and the grant of any stock awards will be subject to vesting based on the achievement of specified milestones based on the Company’s business plan. Negotiations regarding the stock and option grants and strike price are ongoing and are anticipated to be concluded by year end. We will file an additional Current Report on Form 8-K disclosing these agreements once they have been concluded.

In addition, we have agreed to reimburse Mr. Roberts for all reasonable business expenses incurred by Mr. Roberts during the course of his employment.

The term of Mr. Robert’s employment shall commence from the Effective Date through to the third anniversary of the Effective Date and may be extended by mutual written agreement of the parties. We are entitled to terminate the employment agreement for cause, as defined in the employment agreement, which includes, without limitation, failure of Mr. Roberts to perform his material duties or a material breach of the material terms of the agreement by Mr. Roberts. We will be entitled to terminate the employment agreement without cause at any time after the first year of the employment agreement. If we terminate the employment agreement without cause or if Mr. Roberts terminates the employment agreement for “good reason”, as defined in the employment agreement, we will be obligated to pay to Mr. Roberts an amount equal to 90 days base salary, in addition to unpaid or accrued salary and bonus payments to the date of termination.

Lawrence Haber

Pursuant to the terms of his employment agreement, Mr. Haber will serve our Senior Vice-President, General Counsel and Chief Administrative Officer and as Senior Vice-President, General Counsel and Chief Administrative Officer of all of our subsidiaries. Mr. Haber will perform such duties and responsibilities as our Chief Executive Officer may from time to time reasonably determine and assign as is customarily performed by persons in such an executive position. A more detailed description of Mr. Haber’s job responsibilities is attached as Exhibit “A” to the employment agreement. Mr. Haber will report directly to our Chief Executive Officer. Mr. Haber has agreed to devote, on an as-needed basis, all necessary time, energy, knowledge, skill and reasonably best efforts to the business of the Company, however, Mr. Haber is permitted to continue his law practice and limited involvement with outside business ventures which do not conflict with the business of the Company. Mr. Haber will be based in Florida.

In consideration for Mr. Haber’s services, we have agreed to:

  pay Mr. Haber a base salary in the amount of $100,000 per year, less applicable payroll deductions and tax withholdings, payable in accordance with the then-current payroll policies of the Company during Mr. Haber employment period, issue to Mr. Haber up to 7,000,000 shares of common stock of the Company in a combination of option grants and share grants, pursuant to separate stock and option grant agreements to be executed between Mr. Haber and the Company within 30 days from the Effective Date. It is anticipated that the exercise of any stock options and the grant of any stock awards will be subject to vesting based on the achievement of specified milestones based on the Company’s business plan. Negotiations regarding the stock and option grants and strike price are ongoing and are anticipated to be concluded by year end. We will file an additional Current Report on Form 8-K disclosing these agreements once they have been concluded.

In addition, we have agreed to reimburse Mr. Haber for all reasonable business expenses incurred by Mr. Haber during the course of his employment.

The term of Mr. Haber’s employment shall commence from the Effective Date through to the third anniversary of the Effective Date and may be extended by mutual written agreement of the parties. We are entitled to terminate the employment agreement for cause, as defined in the employment agreement, which includes, without limitation, failure of Mr. Haber to perform his material duties or a material breach of the material terms of the agreement by Mr. Haber. We will be entitled to terminate the employment agreement without cause at any time after the first year of the employment agreement. If we terminate the employment agreement without cause or if Mr. Haber terminates the employment agreement for “good reason”, as defined in the employment agreement, we will be obligated to pay to Mr. Haber an amount equal to 90 days base salary, in addition to unpaid or accrued salary and bonus payments to the date of termination.

Antonin Kral

Mr. Kral provides his services as Chief Technical Officer to us under a contract between Mr. Kral and ITonis CZ dated January 1, 2006. Mr. Kral is obligated to devote his full business time to our business. We have agreed to pay to Mr. Kral a salary of $45,225 (960,000 CZK per year based on a foreign exchange rate on November 30, 2005 of $1:21.227) per annum. No shares are issuable to Mr. Kral pursuant to his employment contract. Mr. Kral has been granted options to purchase 360,000 shares of our common stock, as described below under “Grants of Stock Options”.

2006 STOCK OPTION PLAN

Our board of directors has approved the Company’s 2006 Stock Option Plan (the “2006 Plan”) as of June 16, 2006. The following summary of the 2006 Plan does not purport to be complete and is qualified in its entirety by reference to the plan, a copy of which has been filed as an Exhibit to our Amendment No. 1 to Form SB-2 filed with the SEC on June 27, 2006.

The 2006 Plan provides for the grant of options to purchase up to 3,000,000 shares of our common stock to our directors, officers, employees, and eligible consultants. Any shares of common stock that have been made subject to an option that ceased to be subject to the option (other than by reason of exercise or settlement of the option to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of options under the plan. The plan is administered by our board of directors or a committee appointed by, and consisting or two or more members of, the board. Except for the terms and conditions explicitly set forth in the 2006 Plan, the plan administrator has the exclusive authority, in its discretion, to determine all matters relating to options under the plan, including the selection of individuals to be granted options, the type of options, the number of shares of common stock subject to an option, all terms, conditions, restrictions and limitations, if any, of an option and the terms of any instrument that evidences the option. The plan administrator also has the exclusive authority to interpret the plan and the terms of any instrument evidencing the option and may from time to time adopt and change rules and regulations of general application for the plan’s administration. The plan administrator’s interpretation of the 2006 Plan and its rules and regulations, and all actions taken and determinations made by the plan administrator is conclusive and binding on all parties.

GRANTS OF STOCK OPTIONS

During the year ended November 30, 2006, we granted options to purchase an aggregate of 1,500,000 shares of common stock to certain employees on June 16, 2006, including 360,000 options to Antonin Kral, a director and our Chief Technical Officer, as detailed below. On December 29, 2006, we granted options to purchase 450,000 shares of our common stock to Nicolas Lavaud, our former Chief Executive Officer and a former director. All options are exercisable at a price of $0.2667 per share for a term expiring June 16, 2009 and are subject to the vesting provisions set forth below. All options have been granted pursuant to and are subject to our 2006 Stock Option Plan.

Name of Optionee	Number of Options
Antonin Kral, Director and Chief Technical Officer	360,000
Nicolas Lavaud, Former Director and Chief Executive Officer	450,000

Each option will vest on the following dates (each a “Vesting Date”):

Date of Vesting	Percentage of Options Vested
June 1, 2007	10%
August 1, 2007	10%
October 1, 2007	10%
December 1, 2007	10%
February 1, 2008	10%
April 1, 2008	10%
June 1, 2008	10%
August 1, 2008	10%
October 1, 2008	10%
December 1, 2008	10%

OUTSTANDING EQUITY AWARDS AS OF NOVEMBER 30, 2006

The following table summarizes the outstanding equity awards as of November 30, 2006 for each of our named executive officers:

		Option Awards					Stock Awards

Equity
								Equity	Incentive
								Incentive	Plan
							Market	Plan	Awards:
							Value	Awards:	Market or
			Equity				of	Number	Payout
			Incentive			Number	Shares	of	Value of
			Plan			of	or	Unearned	Unearned
			Awards:			Shares	Units	Shares,	Shares,
	Number of	Number of	Number of			or Units	of	Units or	Units or
	Securities	Securities	Securities			of Stock	Stock	Other	Other
	Underlying	Underlying	Underlying			That	That	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		Have	Have	That	That
	Options	Options	Unearned	Exercise	Option	Not	Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Nicolas Lavaud, Former Director and Chief Executive Officer	Nil	Nil	Nil	N/A	N/A	N/A	N/A	N/A	N/A
Antonin Kral, Director and Chief Technical Officer	Nil	360,000	Nil	$0.2667	June 16, 2009	N/A	N/A	N/A	N/A

COMPENSATION OF DIRECTORS

We do not currently pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

LONG-TERM INCENTIVE PLANS

We do not have any long-term incentive plans in place.

FINANCIAL STATEMENTS

The following financial statements of ITonis Inc. listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

ITonis Inc. (Consolidated - Audited)

  Reports of Independent Registered Public Accounting Firms

  Consolidated Balance Sheets as at November 30, 2006 and 2005

  Consolidated Statements of Changes in Stockholders’ Equity for the period from incorporation (July 5, 2005) to November 30, 2006

  Consolidated Statements of Operations for the period ended November 30, 2006 and for the periods from incorporation (July 5, 2005) to November 30, 2006 and 2005

  Consolidated Statements of Cash Flows for the period ended November 30, 2006 and for the periods from incorporation (July 5, 2005) to November 30, 2006 and 2005

  Notes to Consolidated Financial Statements

ITonis Inc. (Consolidated - Unaudited)

  Interim Consolidated Balance Sheets as at August 31, 2007 (unaudited) and November 30, 2006 (audited)

  Interim Consolidated Statements of Changes in Stockholders’ Equity (Deficiency) for the period from incorporation (July 5, 2005) to August 31, 2007 (unaudited)

  Interim Consolidated Statements of Operations for the nine months ended August 31, 2007 and 2006 and for the period from incorporation (July 5, 2005) to August 31, 2007 (unaudited)

  Interim Consolidated Statements of Cash Flows for the nine months ended August 31, 2007 and 2006 and for the period from incorporation (July 5, 2005) to August 31, 2007 (unaudited)

  Notes to Interim Consolidated Financial Statements (unaudited)

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Resignation of Staley, Okada & Partners, Chartered Accountants

We received notice on December 5, 2006 of the immediate resignation of Staley, Okada & Partners, Chartered Accountants (“Staley, Okada”) as our principal independent accountant. The resignation followed a transaction whereby certain assets of Staley, Okada were sold to PricewaterhouseCoopers and a number of the professional staff and partners of Staley, Okada joined PricewaterhouseCoopers. Our board of directors accepted the resignation of Staley, Okada as principal independent accountant.

The report of Staley, Okada dated February 17, 2006 (except as to Note 9, which is as of June 16, 2006) on our balance sheet at November 30, 2005 and the related consolidated statements of changes in stockholders’ equity, operations, and cash flows for the period from incorporation (July 5, 2005) to November 30, 2005 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to our ability to continue as a going concern.

In connection with the audit of the period from incorporation (July 5, 2005) to November 30, 2005 and during the subsequent interim period through to the date of their resignation, there were no disagreements between us and Staley, Okada on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Staley, Okada would have caused them to make reference thereto in their reports on our audited financial statements.

We provided Staley, Okada with a copy of the foregoing disclosures and requested in writing that Staley, Okada furnish us with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not they agree with such disclosures. We received the requested letter from Staley, Okada wherein they have confirmed their agreement to our disclosures. A copy of Staley, Okada’s letter has been filed as an exhibit to our current report on Form 8-K filed with the SEC on December 11, 2006.

Engagement of Moores Rowland Audit s.r.o.

On January 22, 2007, we engaged Moores Rowland Audit s.r.o. (“Moores Rowland”) as our principal independent accountants for the purpose of auditing our financial statements for the fiscal year ended November 30, 2006.

Engagement of Danziger Hochman Partners LLP, Chartered Accountants

Following the engagement of Moores Rowland as our principal independent accountants, we subsequently determined to engage Danziger Hochman Partners LLP (“DHP”) as our principal independent accountant. We have continued the engagement of Moores Rowland for the purpose of auditing the financial statements of our subsidiary, ITonis CZ s.r.o., a Czech Republic corporation (“ITonis CZ”). On February 9, 2007, we entered into an engagement letter with DHP with respect to the engagement of DHP as our principal independent accountants for the purpose of auditing our financial statements for fiscal year ended November 30, 2006. Moores Rowland resigned as independent auditor concurrently on February 9, 2007. The decision to engage DHP as principal independent accountant was approved by our board of directors.

Moores Rowland has not issued any audit report on the financial statements of the Company. During the period from the engagement of Moores Rowland as principal independent auditor on January 22, 2007 to

February 9, 2007, there were no disagreements between us and Moores Rowland on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Moores Rowland would have caused them to make reference thereto in their reports on our audited financial statements.

We provided Moores Rowland with a copy of the foregoing disclosures and has requested in writing that Moores Rowland furnish us with a letter addressed to the SEC stating whether or not they agree with such disclosures. We received the requested letter from Moores Rowland which was filed with the SEC on February 23, 2007 by way of an amendment to our current report on Form 8-K.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered by this prospectus. This prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. You may inspect the Registration Statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our Registration Statement and the referenced exhibits can also be found on this site.

REPORTS TO SECURITYHOLDERS

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at One Station Place, 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of our SEC filings by going to the SEC’s website at http://www.sec.gov .

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Page
Interim Consolodated Financial Statements as at August 31, 2007

Interim Consolidated Balance Sheets as at August 31, 2007 (unaudited) and November 30, 2006 (audited)	F-1

Interim Consolidated Statements of Changes in Stockholders’ Equity (Deficiency) for the period from incorporation (July 5, 2005) to August 31, 2007 (Unaudited)	F-2

Interim Consolidated Statements of Operations for the nine months ended August 31, 2007 and 2006 and for the period from incorporation (July 5, 2005) to August 31, 2007 (Unaudited)	F-3

Interim Consolidated Statements of Cash Flows for the nine months ended August 31, 2007 and 2006 and for the period from incorporation (July 5, 2005) to August 31, 2007 (Unaudited)	F-4

Notes to Interim Consolidated Financial Statements	F-5

Consolodated Financial Statements as at November 30, 2006 and 2005

Report of Danziger Hochman Partners LLP, Chartered Accountants	F-1

Report of Staley Okada & Partners, Chartered Accountants	F-2

Consolidated Balance Sheets as at November 30, 2006 and 2005	F-3

Consolidated Statements of Changes in Stockholders’ Equity for the period from incorporation (July 5, 2005) to November 30, 2006	F-4

Consolidated Statements of Operations for the year ended November 30, 2006 and for the periods from incorporation (July 5, 2005) to November 30, 2006 and 2005	F-5

Consolidated Statements of Cash Flows for the year ended November 30, 2006 and for the periods from incorporation (July 5, 2005) to November 30, 2006 and 2005	F-6

Notes to Consolidated Financial Statements	F-7

ITONIS INC.

(Formerly Kenshou Inc.)

(A Development Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2007

US FUNDS

(Unaudited)

ITonis Inc.	Statement 1
(Formerly Kenshou Inc.)
(A Development Stage Company)
Interim Consolidated Balance Sheets
US Funds

	As at	As at
	August 31,	November 30,
	2007	2006
ASSETS	(Unaudited)	(Audited)
Current
Cash	$18,293	$1,571
Accounts receivable	24,746	4,934
Prepaid expenses	93,090	25,590
	136,129	32,095

Equipment	59,796	47,859
	$195,925	$79,954

LIABILITIES
Current
Accounts payable	$618,428	$228,463
Accrued liabilities	45,540	62,668
Due to related parties	196,752	183,831
	860,720	474,962

Going Concern

STOCKHOLDERS’ DEFICIENCY
Capital Stock
Common stock
Authorized:
300,000,000 common shares with $0.001 par value
Issued, allotted and fully paid:
73,211,853 common shares (68,781,981 –
November 30, 2006)	73,212	68,782
Additional paid-in capital	2,954,571	2,414,386
Preferred stock
Authorized:
5,000,000 preferred shares with $0.001 par value
Issued and fully paid: Nil	-	-
Accumulated Comprehensive Loss	(25,660)	(9,420)
Deficit – Accumulated during the development stage	(3,666,918)	(2,868,756)
	(664,795)	(395,008)
	$195,925	$79,954

- See Accompanying Notes -

ITonis Inc.	Statement 2
(Formerly Kenshou Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Changes in Stockholders’ Equity (Deficiency)
US Funds

				Deficit
				Accumulated		Total
	Common Stock		Additional	During the	Accumulated	Stockholders'
			Paid-in	Development	Comprehensive	Equity
	Shares	Amount	Capital	Stage	Loss	(Deficiency)

Founder shares issued for cash at
$0.001 per share on July 8, 2005	750,000	$750	$(250)	$-	$-	$500
Shares issued for cash at $0.007 per
share on September 14, 2005	12,000,000	12,000	68,000	-	-	80,000
Shares issued for cash at $0.033 per
share on November 16, 2005	4,466,289	4,466	144,410	-	-	148,876
Shares issued for acquisition of
software at $0.015 per share on
November 16, 2005	30,000,000	30,000	417,637	-	-	447,637
Loss for the period	-	-	-	(566,478)	-	(566,478)

Balance - November 30, 2005	47,216,289	47,216	629,797	(566,478)	-	110,535
Shares issued for acquisition of
intellectual property at $0.083 per
share on February 7, 2006	18,000,000	18,000	1,482,000	-	-	1,500,000
Shares issued for cash at $0.083 per
share on April 10, 2006	2,215,692	2,216	182,425	-	-	184,641
Share issued for consulting services at
$0.083 per share	150,000	150	12,350	-	-	12,500
Shares issued for cash at $0.083 per
share	1,200,000	1,200	98,800	-	-	100,000
Stock-based compensation	-	-	9,014	-	-	9,014
Loss for the period	-	-	-	(2,302,278)	-	(2,302,278)
Foreign currency translation adjustment	-	-	-	-	(9,420)	(9,420)

Balance – November 30, 2006	68,781,981	68,782	2,414,386	(2,868,756)	(9,420)	(395,008)
Shares issued for cash at $0.083 per
share	1,355,364	1,355	111,592	-	-	112,947
Shares issued for consulting services
at $0.083 per share	600,000	600	49,400	-	-	50,000
Shares issued for cash at $0.075 per
share	438,208	438	32,428	-	-	32,866
Shares issued for cash at $0.05 per
share	936,300	937	45,878	-	-	46,815
Shares issued for cash at $0.25 per
share	1,000,000	1,000	249,000	-	-	250,000
Shares issued for legal services at
$0.25 per share	100,000	100	24,900	-	-	25,000
Stock-based compensation	-	-	26,987	-	-	26,987
Loss for the period	-	-	-	(798,162)	-	(798,162)
Foreign currency translation adjustment	-	-	-	-	(16,240)	(16,240)

Balance – August 31, 2007 (Unaudited)	73,211,853	$73,212	$2,954,571	$(3,666,918)	$(25,660)	$(664,795)

- See Accompanying Notes -

ITonis Inc.	Statement 3
(Formerly Kenshou Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Operations
(Unaudited)
US Funds

					From
	For the	For the	For the	For the	Incorporation
	Three Months	Three Months	Nine Months	Nine Months	July 5,
	Ended	Ended	Ended	Ended	2005 to
	August 31,	August 31,	August 31,	August 31,	August 31,
	2007	2006	2007	2006	2007
Sales	$27,845	$24,351	$199,415	$24,351	$223,766
Cost of Sales	17,573	9,424	167,463	9,424	176,887
Gross Profit	10,272	14,927	31,952	14,927	46,879
General and Administrative
Expenses
Software development costs	78,933	-	252,979	13,814	615,533
Consulting	72,134	31,901	178,092	53,337	213,428
Salaries and wages	17,926	90,652	136,302	198,435	211,897
Auditing and accounting	37,573	19,371	100,645	39,995	256,602
Office	23,436	5,975	61,068	22,627	116,015
Legal	16,880	16,633	31,066	49,760	102,334
Depreciation	3,706	5,896	22,773	14,893	43,463
Rent	8,345	-	21,829	-	53,848
Filing fees	9,871	2,365	15,324	9,820	22,611
Investor relations	-	2,287	6,235	2,287	24,915
Foreign exchange loss	(214)	4,811	3,801	4.811	9,651
Intellectual property	-	-	-	1,500,000	1,947,637
Marketing and distribution	-	-	-	120,000	120,000
Bad debt	-	9,789	-	9,789	9,789
	268,590	189,680	830,114	2,039,568	3,747,723
Loss from Operations	(258,318)	(174,753)	(798,162)	(2,024,641)	(3,700,844)
Other Income
Other income	-	4,974	-	26,724	33,926
Loss for the Period	$(258,318)	$(169,779)	$(798,162)	$(1,997,917)	$(3,666,918)

Loss per Share – Basic and
Diluted	$(0.004)	$(0.003)	$(0.011)	$(0.034)

Weighted Average Shares
Outstanding	72,087,003	66,444,553	71,278,655	59,012,994

Comprehensive Loss
Loss for the period	$(258,318)	$(169,779)	$(798,162)	$(1,997,917)	$(3,666,918)
Foreign currency translation
adjustment	(13,377)	820	(16,240)	329	(25,660)
Total Comprehensive Loss
for the Period	$(271,695)	$(168,959)	$(814,402)	$(1,997,588)	$(3,692,578)

Comprehensive Loss per
Share	$(0.004)	$(0.003)	$(0.011)	$(0.034)

- See Accompanying Notes -

ITonis Inc.	Statement 4
(Formerly Kenshou Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Cash Flows
(Unaudited)
US Funds

			From
			Incorporation
	For the Nine	For the Nine	July 5,
	Months Ended	Months Ended	2005 to
	August 31,	August 31,	August 31,
	2007	2006	2007
Operating
Loss for the period	$(798,162)	$(1,997,917)	$(3,666,918)
Items not involving an outlay of cash:
Bad debts	-	9,789	9,789
Depreciation	22,773	14,893	43,463
Stock-based compensation	26,987	4,102	36,001
Shares issued and allotted for services	31,890	1,287	41,541
Intellectual property	-	1,500,000	1,947,637
Changes in non-cash working capital items:
Accounts receivable	(19,812)	-	(24,746)
Prepaid expenses	(24,390)	(31,098)	(47,131)
Accounts payable	389,965	98,030	618,428
Accrued liabilities	(17,128)	(1,636)	45,540
Due to related parties	12,921	105,581	186,963
Net cash flows used in operations	(374,956)	(296,969)	(809,433)

Investing
Purchase of equipment	(34,362)	(36,925)	(97,764)
Net cash flows from investing activities	(34,362)	(36,925)	(97,764)

Financing
Share issuances for cash	442,628	184,641	956,645
Net cash flows from financing activities	442,628	184,641	956,645

Effect of exchange rate translation adjustments	(16,588)	(3,497)	(31,155)

Net Increase (Decrease) in Cash	16,722	(152,750)	18,293
Cash - Beginning of period	1,571	164,550	-
Cash - End of Period	$18,293	$11,800	$18,293

Income Taxes Paid	$-	$-	$-
Interest Paid	$-	$-	$-

Supplemental Schedule of Non-Cash
Investing and Financing Transactions
Shares issued for intellectual property	$-	$1,500,000	$1,947,637
Shares issued and allotted for services	$75,000	$12,500	$87,500
Effect of exchange rate changes on equipment	$348	$3,826	$5,495

- See Accompanying Notes -

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
August 31, 2007
(Unaudited)
US Funds

1.	Organization and Going Concern

Organization

ITonis Inc. (formerly Kenshou Inc.) (the "Company" or “ITonis”) was incorporated on July 5, 2005 as Kenshou Inc. under the laws of the State of Nevada. On December 2, 2005, the Company changed its name to ITonis Inc.

As a full service video solution and backend platform service provider the Company will be making a shift in overall corporate strategy that will involve entry into the Chinese market that should occur over the next 120 days. The Company intends to offer a full range of IPTV services for television, film and sport entertainment programming including premium entertainment channels, video on demand movies, and television shows in foreign and Chinese languages. The future implementation of this proposed project based on current understanding and scope as defined in the MOU signed on the 16th of April, 2007 will allow for a full-scale deployment for millions of Chinese subscribers utilizing the Company’s core technology.

Going Concern and Liquidity Considerations

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at August 31, 2007, the Company has a working capital deficiency of $724,591, an accumulated deficit of $3,666,918 and has incurred an accumulated operating cash flow deficit of $809,433 since incorporation. The Company intends to continue funding operations through sales, debt, and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next fiscal year.

Thereafter, the Company will be required to seek additional funds, either through sales, debt, and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future debt agreement and private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies

Basis of Consolidation

On November 25, 2005 the Company incorporated a wholly owned subsidiary in the Czech Republic named ITonis CZ s.r.o. (“ITonis CZ”) for the purposes of operating the Company’s development offices. These unaudited interim consolidated financial statements include the accounts of both companies since their respective incorporation dates. All intercompany balances and transactions have been eliminated.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
August 31, 2007
(Unaudited)
US Funds

2.	Significant Accounting Policies - Continued

Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared as at August 31, 2007 and for the nine month period then ended, in accordance with accounting principles generally accepted in the United States of America relating to the preparation of financial statements for interim periods. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended August 31, 2007 are not necessarily indicative of the results that may be expected for the year ending November 30, 2007.

These interim consolidated financial statements follow the same accounting policies and methods of their application as the most recent annual financial statements. These interim consolidated financial statements should be read in conjunction with the audited interim financial statements of the Company as at November 30, 2006.

Recently Adopted Accounting Standards

In February 2007, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). SFAS 159 allows the company to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the requirements of SFAS 159 and the potential impact on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 132(R)” (SFAS 158”). SFAS 158 requires an employer that sponsors one or more single-employer defined benefit plans to (a) recognize the overfunded or underfunded status of a benefit plan in its statement of financial position, (b) recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the year but are not recognized as components of net periodic benefit cost pursuant to SFAS 87, “Employers’ Accounting for Pensions”, or SFAS 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions”, (c) measure defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end, and (d) disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. SFAS 158 is effective for the Company’s fiscal year ending September 30, 2007. The adoption of SFAS 158 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
August 31, 2007
(Unaudited)
US Funds

2.	Significant Accounting Policies - Continued

Recently Adopted Accounting Standards - Continued

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurement" ("SFAS 157"). The Statement provides guidance for using fair value to measure assets and liabilities. The Statement also expands disclosures about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurement on earnings. This Statement applies under other accounting pronouncements that require or permit fair value measurements. This Statement does not expand the use of fair value measurements in any new circumstances. Under this Statement, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the entity transacts. SFAS 157 is effective for the Company for fair value measurements and disclosures made by the Company in its fiscal year beginning on October 1, 2008. The adoption of SFAS 157 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

On July 2006, the FASB issued FIN. 48, “Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109)” (“FIN 48”) which is effective for fiscal years beginning after December 15, 2006. This interpretation was issued to clarify the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company is currently evaluating the potential impact of FIN 48, but it is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”), which amends FASB Statement No. 140 (“SFAS No. 140”). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities). The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge- like accounting. Specifically, the FASB said FAS No. 156 permits a servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. The adoption of SFAS 156 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
August 31, 2007
(Unaudited)
US Funds

3.	Equipment

Details are as follows:

			Net Book	Net Book
			Value	Value
		Accumulated	August 31,	November 30,
	Cost	Depreciation	2007	2006
Office equipment and furniture	$94,673	$(40,372)	$54,301	$42,712
Effect of exchange rate
changes on equipment	11,696	(6,201)	5,495	5,147
	$106,369	$(46,573)	$59,796	$47,859

4.	Software Costs

a)

By agreement dated October 1, 2005, the Company acquired from an unrelated party (“Onyx”), the TV Everywhere Technology (“intellectual property”) by issuing 30,000,000 common shares. This resulted in Onyx owning approximately 64% of the Company. The value assigned to the 30,000,000 common shares was $447,637 being the historical cost to Onyx. This is in accordance with SAB Topic 5G as Onyx retained a substantial indirect interest in the technology as at the date of transfer. This amount was expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

b)

By agreement dated January 31, 2006, the Company acquired from an unrelated party, all rights, title and interest in and to the intellectual property relating to FTH Broadband technology known as the “NVE Fiber Middleware Administration Architecture” in exchange for 18,000,000 common shares of the Company. The intellectual property right was assigned to the Company on February 7, 2006. The value assigned to the 18,000,000 common shares was $1,500,000 being equal to the most recent share transaction of the Company of $0.083 per share. This amount was expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

5.	Commitments

a)

The Company entered into a two-year marketing and distribution consulting service agreement dated January 1, 2006 with a company (the “Agent”) with a significant interest in the Company. Under the terms of the agreement, the Company granted the Agent the exclusive rights in Denmark and non-exclusive rights in Europe and Greenland to market and distribute the Company’s services and products. The Agent also agreed to provide the Company the services of one of its employees for the duration of this agreement, to act as Commercial Director of the Company and to provide such services to the Company in accordance with a job description to be agreed in writing between the parties. The Company agreed to pay the Agent the greater of 40% of the net profits resulting from the sale of services and products or $30,000 per month for the Commercial Director. As at August 31, 2007, $120,000 has been accrued in these consolidated financial statements for marketing and distribution fees payable under this agreement (Note 7b).

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
August 31, 2007
(Unaudited)
US Funds

5.	Commitments - Continued

During the prior year, the Company executed a letter agreement with the Agent confirming that the provision of the agreement relating to the services of the Commercial Director has been terminated and the only obligation in respect of such services is the $120,000 previously accrued. No further payments are required under the agreement except for payment of the 40% commission based on sales as the agreement remains in effect until December 31, 2007.

b)

By agreement dated August 17, 2006, the Company entered into a Supply Services Contract with an unrelated party for investor relations services ended December 31, 2006. Consideration for the services of $12,000 was paid in cash and 150,000 in common stock of the Company. These 150,000 shares were allotted as at November 30, 2006 at $0.083 per share and issued in fiscal 2007.

Upon agreement of both parties, the contract will continue on a month-to-month basis requiring a payment of $4,000 per month. Specific services that are outside the terms of the contract will be charged at $200 per hour or $1,500 per full workday. Termination of the contract will occur upon written notice to either party by the other party. To August 31, 2007, no further work has been required.

6.	Segmented Information

Details on a geographic basis as at August 31, 2007 are as follows:

	Eastern
	Europe	U.S.A.	Total
Assets	$132,651	$63,274	$195,925
Revenue	$199,415	$-	$199,415
Loss for the year	$(464,997)	$(333,165)	$(798,162)

Details on a geographic basis as at November 30, 2006 are as follows:

	Eastern
	Europe	U.S.A.	Total
Assets	$73,623	$6,331	$79,954
Revenue	$24,351	$-	$24,351
Loss for the year	$(437,093)	$(1,865,185)	$(2,302,278)

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
August 31, 2007
(Unaudited)
US Funds

7.	Related Party Balances and Transactions

Related party transactions not disclosed elsewhere in these financial statements are as follows:

	a)	During the year ended November 30, 2005, the Company issued 250,000 founder shares to a former director of the Company for cash proceeds of $500.

	b)	The amount due to related parties consists of
		i)	$120,000 of non-interest bearing, due on demand accrued fees owing to a separate company that holds a significant interest in the Company.
		ii)	$40,621 (860,800 CZK) loan from a director and officer of the Company. The loan is evidenced by a promissory note, is unsecured and non-interest bearing and payable on demand.
		iii)	$1,497 (30,405 CZK) payable from a Company with a director in common. The payable was incurred during the normal course of business transactions and has been paid subsequent to year end.
		iv)	$34,634 (703,655 CZK) of accrued salaries owed to directors or officers of the Company.

	c)	During the period ended August 31, 2007, consulting fees of $Nil (August 31, 2006 - $16,273) were charged to a separate company who has a director in common with the Company.

	d)	During the period ended August 31, 2007, the Company paid $Nil (August 31, 2006 - $13,814) for software development costs to a separate company that has a director in common with the Company.

	e)	During the period ended August 31, 2007, $69,636 (1,461,397 CZK) (August 31, 2006 - $8,466) was paid to two directors in salary.

	f)	During the period ended August 31, 2007, $5,000 (August 31, 2006 - $Nil) was paid to a director for consulting fees.

	g)	During the period ended August 31, 2007, $10,000 (August 31, 2006 - $Nil) was paid to a director in legal fees.

These transactions were incurred in the normal course of operations and were measured at the exchange amount of consideration established and agreed to by the related parties.

8.	Capital Stock

a)

Effective June 15, 2006, the board of directors approved the consolidation of the Company’s issued and outstanding shares of common stock on the basis of one new share of common stock for each old two shares of common stock of the Company. Pursuant to SAB Topic 4c, all common share information presented in these financial statements is retroactively presented on a post-consolidation basis, including all share amounts and per share prices.

b)

During the year ended November 30, 2006, the Company entered into a five-month investor relations consulting agreement with an unrelated party for consideration of $12,000 and 150,000 common shares, valued at $12,500.

c)

During the year ended November 30, 2006, the Company negotiated a subscription agreement (signed December 12, 2006) with a private investor for the purchase of 1,200,000 shares at $0.083 per share, for total cash proceeds of $100,000 (received October 12, 2006). The subscriber had until March 31, 2007 to purchase up to an additional 10,800,000 shares at $0.083.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
August 31, 2007
(Unaudited)
US Funds

8.	Capital Stock - Continued

	d)	On December 20, 2006, the Company negotiated a subscription agreement with a private investor for the purchase of 155,364 shares at $0.083 per share, for total cash proceeds of $12,947.

	e)	On January 12, 2007, the Company negotiated a subscription agreement with a private investor for the purchase of 1,200,000 shares at $0.083 per share for total cash proceeds of $100,000.

f)

On February 1, 2007, the Company entered into a consulting agreement with Westport Strategic Partners Inc. to provide investor and public relations services for a total consideration of $100,000 plus the issuance of 600,000 common shares at $0.083 per share. Of the share amount, $29,041 was expensed during the year, and the remaining $20,959 was classified as prepaid expense, which will be expensed as incurred during subsequent periods.

g)

On March 8, 2007, the board of directors approved the consolidation of the Company’s issued and outstanding shares of common stock on the basis of three new shares of common stock for one share of old common stock of the Company. All common share information presented in these interim financial statements is retroactively presented on a post-consolidation basis, including all share amounts and per share prices.

	h)	On April 11, 2007, the Company negotiated a subscription agreement with a private investor for the purchase of 438,208 shares at $0.075 per share for total proceeds of $32,866.

	i)	On May 18, 2007, the Company negotiated a subscription agreement with a private investor for the purchase of 936,300 shares at $0.050 per share for total proceeds of $46,815.

j)

On June 11, 2007, the Company issued for cash 1,000,000 restricted units comprised of 1,000,000 shares at $0.25 and 1,000,000 share purchase warrants exercisable at $0.25 for two years from date of issuance.

k)

On June 14, 2007, the Company entered into a consulting agreement with a director to provide legal services for a total consideration of $2,500 per month plus the issuance of 100,000 common shares at $0.25 per share as a retainer. Of the share amount, $Nil was expensed during the year, and the remaining $25,000 was classified as prepaid expense, which will be expensed as incurred during subsequent periods.

	l)	Share Purchase Options

The Company has established a share purchase option plan whereby the board of directors may, from time to time, grant options to directors, officers, employees or consultants. Options granted must be exercised no later than ten years from the date of grant or such lesser period as determined by the Company’s board of directors, and are subject to vesting provisions unless the directors of the Company determine otherwise. The exercise price of an option is equal to or greater than 85% of the fair market value of the common stock on the grant date.

On June 16, 2006, the Company granted employees of the Company options to purchase up to 1,500,000 common shares of the Company at an exercise price of $0.267 per share on or before June 16, 2009. These options have an estimated value of $30,875 on the grant date.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
August 31, 2007
(Unaudited)
US Funds

8.	Capital Stock - Continued

	l)	Share Purchase Options - Continued

On December 29, 2006, the Company granted employees of the Company options to purchase up to 1,500,000 common shares of the Company at an exercise price of $0.267 per share on or before June 16, 2009. These options had an estimated value of $20,714 on the grant date.

The options granted during the period ended August 31, 2007 were valued at $20,714 using the Black-Scholes option pricing model with the following assumptions:

Expected dividend yield	0.00%
Expected stock price volatility	83%
Risk-free interest rate	4.82%
Expected life of options	1.92 years

Because the shares of the Company had not begun trading on any recognized stock exchange when the options were granted, there is no trading history to establish the expected volatility. The Company has used the average volatility for three companies in the same industry or considered to be comparable.

The weighted average fair value of the options granted was $0.05.

Option pricing models require the input of highly subjective assumptions including the estimate of the share price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore, the existing models do not necessarily provide a reliable single measure of the fair value of the Company’s stock options.

9.	Subsequent Events

a)

By agreement dated September 1, 2007, the Company entered into a three-year Employment Agreement with a director of the Company. In consideration the Company has agreed pay Mr. Roberts an annual salary of $150,000 and to issue to him an aggregate of 14,000,000 shares of our common stock in a combination of option grants and share grants.

b)

By agreement dated September 1, 2007, the Company entered into a three-year Employment Agreement with a director of the Company. In consideration the Company has agreed pay Mr. Haber an annual salary of $100,000 and to issue to him an aggregate of 7,000,000 shares of our common stock in a combination of option grants and share grants.

c)

On September 8, 2007, the Company entered into a share purchase agreement (the “Share Purchase Agreement”) with iOcean Media Limited (“iOcean”) and Aquos Media Limited (“Aquos”), a wholly owned subsidiary of iOcean. iOcean is engaged in the business of assembling licenses and permits for Internet television broadcasting in China and the resale of authorized Chinese lottery gaming products.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
August 31, 2007
(Unaudited)
US Funds

9.	Subsequent Events - Continued

The Share Purchase Agreement provides that the Company acquire all of the issued and outstanding shares of Aquos in consideration for the issuance to iOcean of a number of shares of our common stock such that iOcean will own 49% of the Company’s issued and outstanding shares immediately following the completion of the acquisition. In addition, the Company is to issue additional shares to iOcean equal to 25% of the original number of shares issued on the date upon which the gaming portion of the license and permits held by Aquos is live and selling lottery tickets. iOcean has agreed to enter into a voting agreement that will govern the voting of its shares for a period of one year following the date of closing. All shares issued to iOcean will be “restricted securities” under the Securities Act of 1933.

Following execution of this Agreement, iOcean will use its best efforts to ensure that the licenses and permits required for the conduct of the planned television over the Internet business, as specified in the Share Purchase Agreement, are secured by Aquos by no later than October 31, 2007. In the event that the acquisition is completed prior to these licenses and permits being secured and Aquos has not secured these licenses and permits by October 31, 2007, then the Company has the right under an option agreement to be executed on closing to re-purchase the shares issued to iOcean on closing by delivering notice of exercise of the option together with an assignment of the shares of Aquos acquired to iOcean. Upon exercise this option, all shares issued to iOcean will be deemed to be cancelled and the Company will have no further interest in Aquos.

ITONIS INC.

(Formerly Kenshou Inc.)

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2006 and 2005

US FUNDS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Itonis Inc.

We have audited the accompanying consolidated balance sheet of Itonis Inc. (the “Company”) (formerly Kenshou Inc.) as of November 30, 2006, and the related consolidated statements of changes in stockholders’ equity (deficiency), operations, and cash flows for the year ended November 30, 2006. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company. as of November 30, 2006, and the results of its operations and its cash flows for the year ended November 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statement has been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered a working capital deficiency, an accumulated deficit and operating cash flow deficit and that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Danziger Hochman Partners LLP

Danziger Hochman Partners LLP
Toronto, Canada
April 2, 2007

Suite 400 - 889 West Pender Street Vancouver, BC Canada V6C 3B2 Tel 604 694-6070 Fax 604 585-8377 info@staleyokada.com www.staleyokada.com

Report of Independent Registered Public Accounting Firm

To the Stockholders of ITonis Inc.:

We have audited the accompanying consolidated balance sheet of ITonis Inc. (the “Company”) (formerly Kenshou Inc.) as at November 30, 2005 and the related consolidated statements of changes in stockholders’ equity, operations, and cash flows for the period ended November 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

As discussed in Note 9 of the November 30, 2005 consolidated financial statements, these financial statements have been restated to properly reflect the value assigned to the 20,000,000 shares issued for the acquisition of an intellectual property (Note 4 of the November 30, 2005 financial statements) in accordance with SAB Topic 5G. The restatement indicated above resulted to a change in the net loss for the period ended November 30, 2005 and in the accumulated deficit during the development stage.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at November 30, 2005, and the results of its operations and its cash flows for the period ended November 30, 2005, in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 of the November 30, 2005 financial statements, the Company is dependent upon financing to continue operations, and had suffered losses from operation. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 1 of the November 30, 2005 financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Staley, Okada & Partners”

Vancouver, BC, Canada	STALEY, OKADA & PARTNERS
February 17, 2006 (except as to Note 9 of the November	CHARTERED ACCOUNTANTS
30, 2005 financial statements, which is as of June 16, 2006)

ITonis Inc.	Statement 1
(Formerly Kenshou Inc.)
(A Development Stage Company)

Consolidated Balance Sheets
US Funds

		As at
		November 30,
	As at	2005
	November 30,	(Restated –
ASSETS	2006	Note 10)
Current
Cash	$1,571	$164,550
Accounts receivable	4,934	-
Prepaid expenses	25,590	-
	32,095	164,550

Equipment	47,859	29,442
	$79,954	$193,992

LIABILITIES
Current
Accounts payable	$228,463	$36,324
Accrued liabilities	62,668	15,801
Due to related parties	183,831	31,332
	474,962	83,457

Going Concern

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Capital Stock
Common stock
Authorized:
300,000,000 common shares with $0.001 par value
Issued, allotted and fully paid:
68,781,981 common shares (47,216,289 –
November 30, 2005)	68,782	47,216
Additional paid-in capital	2,414,386	629,797
Preferred stock
Authorized:
5,000,000 preferred shares with $0.001 par value
Issued and fully paid: Nil	-	-
Accumulated Comprehensive Gain	(9,420)	-
Deficit – Accumulated during the development stage	(2,868,756)	(566,478)
	(395,008)	110,535
	$79,954	$193,992

- See Accompanying Notes -

ITonis Inc.	Statement 2
(Formerly Kenshou Inc.)
(A Development Stage Company)

Consolidated Statements of Changes in Stockholders’ Equity (Deficiency)
US Funds

				Deficit
				Accumulated		Total
	Common Stock		Additional	During the	Accumulated	Stockholders'
			Paid-in	Development	Comprehensive	Equity
	Shares	Amount	Capital	Stage	Gain	(Deficiency)

Founder shares issued for cash at
$0.001 per share on July 8, 2005	750,000	$750	$(250)	$-	$-	$500
Shares issued for cash at $0.007 per
share on September 14, 2005	12,000,000	12,000	68,000	-	-	80,000
Shares issued for cash at $0.033 per
share on November 16, 2005	4,466,289	4,466	144,410	-	-	148,876
Shares issued for acquisition of
software at $0.015 per share on
November 16, 2005 .	30,000,000	30,000	417,637	-	-	447,637
Loss for the period	-	-	-	(566,478)	-	(566,478)
Balance - November 30, 2005	47,216,289	47,216	629,797	(566,478)	-	110,535
Shares issued for acquisition of
intellectual property at $0.083 per
share on February 7, 2006	18,000,000	18,000	1,482,000	-	-	1,500,000
Shares issued for cash at $0.083 per
share on April 10, 2006	2,215,692	2,216	182,425	-	-	184,641
Shares allotted for consulting services at
$0.083 per share	150,000	150	12,350	-	-	12,500
Shares allotted for cash at $0.083 per
share	1,200,000	1,200	98,800	-	-	100,000
Stock-based compensation	-	-	9,014	-	-	9,014
Loss for the period	-	-	-	(2,302,278)	-	(2,302,278)
Foreign currency translation adjustment	-	-	-	-	(9,420)	(9,420)

Balance – November 30, 2006	68,781,981	$68,782	$2,414,386	$(2,868,756)	$(9,420)	$(395,008)

- See Accompanying Notes -

ITonis Inc.	Statement 3
(Formerly Kenshou Inc.)
(A Development Stage Company)

Consolidated Statements of Operations
US Funds

		From	From
	For the	Incorporation	Incorporation
	Year	(July 5, 2005)	(July 5, 2005)
	Ended	to	to
	November 30,	November 30,	November 30,
	2006	2005	2006
Sales	$24,351	$-	$24,351
Cost of Sales	9,424	-	9,424
Gross Profit	14,927	-	14,927
General and Administrative Expenses
Intellectual property	1,500,000	447,637	1,947,637
Software development costs	321,433	41,121	362,554
Marketing and distribution	120,000	-	120,000
Audit and accounting	91,493	64,464	155,957
Salaries & wages	66,581	-	66,581
Legal	59,476	11,792	71,268
Office	54,324	623	54,947
Consulting	35,336	-	35,336
Rent	32,019		32,019
Depreciation	19,849	841	20,690
Investor relations	18,680	-	18,680
Bad debts	9,789	-	9,789
Stock-based compensation	9,014	-	9,014
Filing fees	7,287	-	7,287
Foreign exchange loss	5,850	-	5,850
	2,351,131	566,478	2,917,609

Loss from Operations	(2,336,204)	(566,478)	(2,902,682)

Income
Other income	33,926	-	33,926

Loss for the Period	$(2,302,278)	$(566,478)	$(2,868,756)

Loss per Share - Basic and Diluted	$(0.04)	$(0.06)

Weighted Average Shares Outstanding	63,271,418	10,238,365

Comprehensive Loss
Loss for the period	$(2,302,278)	$(566,478)	$(2,868,756)
Foreign currency translation adjustment	(9,420)	-	(9,420)

Total Comprehensive Loss for the Period	$(2,311,698)	$(566,478)	$(2,878,176)

Comprehensive Loss per Share	$(0.04)	$(0.06)

- See Accompanying Notes -

ITonis Inc.	Statement 4
(Formerly Kenshou Inc.)
(A Development Stage Company)

Consolidated Statements of Cash Flows
US Funds

		From		From
	For the Year	Incorporation		Incorporation
	Ended	(July 5, 2005	) to	(July 5, 2005	) to
	November 30,	November 30,		November 30,
	2006	2005		2006
Operating
Loss for the period	$(2,302,278)	$(566,478)		$(2,868,756)
Items not involving an outlay of cash:
Bad debts	9,789	-		9,789
Depreciation	19,849	841		20,690
Stock-based compensation included in
wages	9,014	-		9,014
Shares allotted for services included in
investor relations	9,651	-		9,651
Intellectual property	1,500,000	447,637		1,947,637
Changes in non-cash working capital items:
Due from related party	(14,723)	-		(14,723)
Prepaid expenses	(22,741)	-		(22,741)
Accounts payable	192,139	36,324		228,463
Accrued liabilities	46,867	15,801		62,668
Due to related parties	152,499	31,332		183,831
	(399,934)	(34,543)		(434,477)

Investing
Purchase of equipment	(33,119)	(30,283)		(63,402)
	(33,119)	(30,283)		(63,402)

Financing
Share issuances for cash	284,641	229,376		514,017
	284,641	229,376		514,017

Effect of exchange rate translation adjustments	(14,567)	-		(14,567)

Net Increase (Decrease) in Cash	(162,979)	164,550		1,571
Cash - Beginning of period	164,550	-		-
Cash - End of Period	$1,571	$164,550		$1,571

Income Taxes Paid	$-	$-		$-
Interest Paid	$-	$-		$-

Supplemental Schedule of Non-Cash
Investing and Financing Transactions
Shares issued for intellectual property	$1,500,000	$447,637		$1,947,637
Shares allotted for services	$12,500	$-		$12,500
Effect of exchange rate changes on equipment	$5,147	$-		$5,147

- See Accompanying Notes -

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2006 and 2005
US Funds

1.	Organization and Going Concern

Organization

ITonis Inc. (formerly Kenshou Inc.) (the "Company" or “ITonis”) was incorporated on July 5, 2005 as Kenshou Inc. under the laws of the State of Nevada. On December 2, 2005, the Company changed its name to ITonis Inc.

The Company intends to be a provider of video solution and services for video content owners and distributors. The Company’s goal is to facilitate the distribution of video content by providing an electronic channel for distribution based on on-demand services. The Company intends to position itself as a service/platform provider for the delivery of such content.

As a platform provider, the Company will offer video content distributors (ISP, Mobile operators, Cable operator) a modular platform with Value Added Services such as IPTV, Video on Demand, and TV in the Past. The platform varies in size and the business model can be adapted to the customer needs. Outsourced services include content for small ISPs to full-scale deployment for millions of subscribers.

As a Service provider, the Company will deploy video services on the customers’ network. It will be able to integrate any video solutions into any network.

Going Concern and Liquidity Considerations

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at November 30, 2006, the Company has a working capital deficiency of $442,867, an accumulated deficit of $2,868,756 and has incurred an accumulated operating cash flow deficit of $434,477 since incorporation. The Company intends to continue funding operations through sales, debt, and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next fiscal year.

Thereafter, the Company will be required to seek additional funds, either through sales, debt, and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future debt agreement and private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies

	a)	Basis of Consolidation

On January 4, 2006 the Company incorporated a wholly owned subsidiary in the Czech Republic named ITonis CZ s.r.o. (“ITonis CZ”) for the purposes of operating the Company’s development offices. These consolidated financial statements include the accounts of both companies since their respective incorporation dates. All intercompany balances and transactions have been eliminated.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2006 and 2005
US Funds

2.	Significant Accounting Policies - Continued

	b)	Fiscal Period

The Company’s fiscal year ends on November 30.

	c)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

	d)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

	e)	Development Stage Company

The Company is a development stage company as defined by SFAS No. 7. The Company is devoting substantially all of its present efforts to establish a new business. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

	f)	Cash and Cash Equivalents

Cash and cash equivalents comprise highly liquid debt instruments purchased with an initial maturity of three months or less.

	g)	Equipment and Depreciation

Equipment is stated at cost. Depreciation is computed using the straight-line method to allocate the cost of depreciable assets over the estimated useful lives of the assets as follows:

Estimated useful
life (in years)
Office and computer equipment	3

Maintenance, repairs and minor renewals are charged directly to the statement of operations as incurred. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the financial statements and any resulting gain or loss is included in the statement of operations.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2006 and 2005
US Funds

2.	Significant Accounting Policies - Continued

	h)	Long-Lived Assets

The Company has adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets.” In accordance with this statement, the Company reviews the carrying value of its long-lived assets whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. If indicators of impairment exist, the Company would determine whether the estimated undiscounted sum of the future cash flows of such assets is less than its carrying amount. If less, an impairment loss would be recognized if, and to the extent that, the carrying amount of such assets exceeds their respective fair values. The Company would determine the fair value by using quoted market prices, if available, for such assets; or if quoted market prices are not available, the Company would discount the expected estimated future cash flows.

	i)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Upfront contract payments received from the sale of services not yet earned are initially recorded as deferred revenue on the balance sheet.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the year compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the year in which the loss first becomes apparent. Payment terms vary by contract.

	j)	Foreign Currency Translations

The Company’s functional currency is Czech Koruna (“CZK”). The Company’s reporting currency is the U.S. dollar. All transactions initiated in other currencies are re-measured into the functional currency as follows:

		i)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date,

		ii)	Non-monetary assets and liabilities, and equity at historical rates, and

iii)

Revenue and expense items at the average rate of exchange prevailing during the year. Gains and losses on re-measurement are included in determining net income for the year Translation of balances from the functional currency into the reporting currency is conducted as follows:

		ii)	Assets and liabilities at the rate of exchange in effect at the balance sheet date,

		ii)	Equity at historical rates, and

iii)

Revenue and expense items at the average rate of exchange prevailing during the year. Translation adjustments resulting from translation of balances from functional to reporting currency are accumulated as a separate component of shareholders’ equity as a component of comprehensive income or loss. Upon sale or liquidation of the net investment in the foreign entity the amount deferred will be recognized in income.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2006 and 2005
US Funds

2.	Significant Accounting Policies – Continued

	k)	Advertising

The Company expenses the cost of advertising when incurred. Advertising expenses are included in general and administrative expenses in the accompanying statements of operations.

	l)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

	m)	Fair Value of Financial Instruments and Risk Concentrations

The carrying value of cash, accounts receivable, accounts payable, accrued liabilities and amounts due to related parties approximate their fair value because of the short maturity of these instruments.

The Company’s operations are in the Czech Republic and virtually all of its assets and liabilities give rise to significant exposure to market risks from changes in foreign currency rates arising from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

	n)	Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during any of the reported fiscal years.

	o)	Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information,” requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company currently operates in two segments, Eastern Europe and United States (Note 6).

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2006 and 2005
US Funds

2.	Significant Accounting Policies – Continued

	p)	Stock-Based Compensation

Effective March 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” (“SFAS 123(R)”), which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees’ requisite service period (generally the vesting period of the equity grant). Before March 1, 2006, the Company accounted for stock-based compensation to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and complied with the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). The Company adopted SFAS 123(R) using the modified prospective method, which requires the Company to record compensation expense over the vesting period for all awards granted after the date of adoption, and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Accordingly, financial statements for the periods prior to March 1, 2006 have not been restated to reflect the fair value method of expensing share-based compensation. Adoption of SFAS 123(R) does not change the way the Company accounts for share-based payments to non-employees, with guidance provided by SFAS 123 (as originally issued) and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

	q)	Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

	r)	Loss per Share

The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the reporting period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at November 30, 2006 and 2005. The Company has incurred net losses and has no potentially dilutive common shares, therefore; basic and diluted loss per share are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

	s)	Website Development Costs

EITF Issue 00-2 “Accounting for Web Site Development Costs” reached a consensus that, regardless of whether the website planning activities specifically relate to software, all costs incurred in the planning stage should be expensed as incurred. However, costs incurred in the operation stage that involve providing additional functions or features to the website should be accounted for as, in effect, new software. That is, costs of upgrades and enhancements that add functionality should be expensed or capitalized based on the general model of SOP 98-1 and FASB Statement 86.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2006 and 2005
US Funds

2.	Significant Accounting Policies – Continued

	t)	Software Costs

The Company’s policy is that software development costs related to the product line are charged to expense as incurred in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." This Statement specifies that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. Technological feasibility has not been established at November 30, 2006.

Costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants' Statement ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Capitalized software costs, if any, will be reflected as rights and technology on the balance sheet. During the period, the Company expensed all software development costs.

	u)	Obligations Under Capital Leases

Leases are classified as either capital or operating. Leases that transfer substantially all of the benefits and risks of ownership of property to the company are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded with its related long-term financing. As at the current year-end, the Company does not have any capital lease obligations. Payments under operating leases are expensed as incurred.

	v)	Recently Adopted Accounting Standards

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 132(R)” (SFAS 158”). SFAS 158 requires an employer that sponsors one or more single- employer defined benefit plans to (a) recognize the overfunded or underfunded status of a benefit plan in its statement of financial position, (b) recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the year but are not recognized as components of net periodic benefit cost pursuant to SFAS 87, “Employers’ Accounting for Pensions”, or SFAS 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions”, (c) measure defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end, and (d) disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. SFAS 158 is effective for the Company’s fiscal year ending September 30, 2007. The adoption of SFAS 158 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2006 and 2005
US Funds

2.	Significant Accounting Policies – Continued

	v)	Recently Adopted Accounting Standards – Continued

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurement" ("SFAS 157"). The Statement provides guidance for using fair value to measure assets and liabilities. The Statement also expands disclosures about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurement on earnings. This Statement applies under other accounting pronouncements that require or permit fair value measurements. This Statement does not expand the use of fair value measurements in any new circumstances. Under this Statement, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the entity transacts. SFAS 157 is effective for the Company for fair value measurements and disclosures made by the Company in its fiscal year beginning on October 1, 2008. The adoption of SFAS 157 is not expected to have a material impact on the Company’s financial position, results of operation or cash flows.

In July 2006, the FASB issued FIN. 48, “Accounting for Uncertainty in Income Taxes (an interpretation of FASB Statement No. 109)” (“FIN 48”) which is effective for fiscal years beginning after December 15, 2006. This interpretation was issued to clarify the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company is currently evaluating the potential impact of FIN 48, but it is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”), which amends FASB Statement No. 140 (“SFAS No. 140”). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities). The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting. Specifically, the FASB said FAS No. 156 permits a servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. The adoption of SFAS 156 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2006 and 2005
US Funds

3.	Equipment

	Details are as follows:
				Net Book	Net Book
				Value	Value
			Accumulated	November 30,	November 30,
		Cost	Depreciation	2006	2005
	Office equipment and furniture	$63,402	$(20,690)	$42,712	$29,442
	Effect of exchange rate
	changes on equipment	6,723	(1,576)	5,147	-
		$70,125	$(22,266)	$47,859	$29,442

4.	Software Costs

a)

By agreement dated October 1, 2005, the Company acquired from an unrelated party (“Onyx”), the TV Everywhere Technology (“intellectual property”) by issuing 30,000,000 common shares. This resulted in Onyx owning approximately 64% of the Company. The value assigned to the 30,000,000 common shares was $447,637 being the historical cost to Onyx (Note 10). This is in accordance with SAB Topic 5G as Onyx has retained a substantial indirect interest in the technology that was transferred. This amount was expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

b)

By agreement dated January 31, 2006, the Company acquired from an unrelated party, all rights, title and interest in and to the intellectual property relating to FTH Broadband technology known as the “NVE Fiber Middleware Administration Architecture” in exchange for 18,000,000 common shares of the Company. The intellectual property right was assigned to the Company on February 7, 2006. The value assigned to the 18,000,000 common shares was $1,500,000 being equal to the most recent share transaction of the Company of $0.083 per share. This amount was expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

5.	Commitments and contingencies

a)

The Company entered into a two-year marketing and distribution consulting service agreement dated January 1, 2006 with a company (the “Agent”) with a significant interest in the Company. Under the terms of the agreement, the Company granted the Agent the exclusive rights in Denmark and non-exclusive rights in Europe and Greenland to market and distribute the Company’s services and products. The Agent also agreed to provide the Company the services of one of its employees for the duration of this agreement, to act as Commercial Director of the Company and to provide such services to the Company in accordance with a job description to be agreed in writing between the parties. The Company agreed to pay the Agent the greater of 40% of the net profits resulting from the sale of services and products or $30,000 per month for the Commercial Director. Either party may, at any time, give three months advance written notice of termination of this agreement. As at November 30, 2006, $120,000 has been accrued in these consolidated financial statements for marketing and distribution fees payable under this agreement (Note 7c).

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2006 and 2005
US Funds

5.	Commitments and contingencies - Continued

During the year, the Company executed a letter of agreement with the Agent confirming that the provision of the agreement relating to the services of the Commercial Director has been terminated and the only obligation in respect of such services is the $120,000 previously accrued. No further payments are required under the agreement except for payment of the 40% commission based on sales as the agreement remains in effect until December 31, 2007.

b)

By agreement dated August 17, 2006, the Company entered into a Supply Services Contract with an unrelated party for investor relations services ending December 31, 2006. The consideration for the services includes $12,000 in cash payments and 150,000 common stock of the Company. The amount of $6,000 (accrued) and 75,000 common shares were payable on August 25, 2006, the execution date, and the balance of $6,000 and 75,000 common shares are due within 90 days from the execution date. These 150,000 shares were allotted as at November 30, 2006 at $0.083 per share and will be issued in fiscal 2007.

Upon agreement of both parties, the contract will continue on a month-to-month basis requiring a payment of $4,000 per month. Specific services that are outside the terms of the contract will be charged at $200 per hour or $1,500 per full workday. Termination of the contract will occur upon written notice to either party by the other party.

	c)	At November 30, 2006, the Company did not maintain insurance coverage over its assets.

6.	Segmented Information

Details on a geographic basis as at November 30, 2006 are as follows:

	Eastern
	Europe	U.S.A.	Total
Assets	$73,623	$6,331	$79,954
Revenue	$24,351	$-	$24,351
Loss for the year	$(437,093)	$(1,865,185)	$(2,302,278)

Details on a geographic basis as at November 30, 2005 are as follows:
	Eastern
	Europe	U.S.A.	Total
Assets	$39,812	$154,180	$193,992
Loss for the period	$(1,798)	$(564,680)	$(566,478)

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2006 and 2005
US Funds

7.	Related Party Balances and Transactions

Related party transactions not disclosed elsewhere in these financial statements are as follows:

	a)	During the year ended November 30, 2005, the Company issued 250,000 founder shares to a former director of the Company for cash proceeds of $500.

b)

During the year ended November 30, 2005, the Company purchased $30,283 worth of office furniture and equipment from a separate company that has a director in common with the Company. The office furniture and equipment were valued at the estimated fair market value at the date of purchase. The original cost to the related company was approximately $33,000

	c)	The amount due to related parties consists of

		i)	$120,000 of non-interest bearing, due on demand accrued fees owing to a separate company that holds a significant interest in the Company.
		ii)	$35,882 (780,800 CZK) loan from a director and officer of the Company. The loan is evidenced by a promissory note, is unsecured and non-interest bearing and payable on demand.
		iii)	$1,432 (30,405 CZK) payable from a Company with a director in common. The payable was incurred during the normal course of business transactions and has been paid subsequent to year end.
		iv)	$26,517 (562,861 CZK) of accrued salaries owed to directors or officers of the Company.

	d)	During the year ended November 30, 2006, consulting fees of $18,577 were charged to a separate company who has a director in common with the Company. This revenue is included in other income.

	e)	During the year ended November 30, 2006, software development costs of $1,333 were paid to a separate company who has a director in common with the Company.

f)

During the year ended November 30, 2006, the Company paid $13,814 (2005 - $41,121) for software development costs to a separate company that has a director in common with the Company. Of this, $Nil (2005 - $31,332) remains unpaid at period end. This amount was non- interest bearing and due on demand.

g)

During the year ended November 30, 2006, management determined an account receivable in the amount of $9,789 from a separate company who has a director in common with the Company to be uncollectible and therefore has written off this receivable to bad debts.

	h)	During the year ended November 30, 2006, $11,565 (263,748 CZK) was paid to a director in salary.

These transactions were incurred in the normal course of operations and were measured at the exchange amount of consideration established and agreed to by the related parties.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2006 and 2005
US Funds

8.

Income Taxes

The Company has accumulated net operating losses for U.S. federal income tax purposes of approximately $582,657, which may be carried forward until 2025 and used to reduce taxable income of future years and net operating losses for Czech income tax purposes of approximately $436,015, which may be carried forward until 2011 and used to reduce taxable income of future years. In addition, the Company has $1,947,637 of intellectual property costs deductible for tax purposes at $130,000 per year. Details of deferred income tax assets:

	November 30,	November 30,
Deferred income tax assets:	2006	2005
Non-capital losses	$1,018,672	$123,815
Intellectual property costs deductible for tax	1,829,487	442,663
purposes
	2,848,159	566,478
Effective US and CZ corporate tax rates	30%	34%
Deferred income tax asset	854,451	192,603
Valuation allowance	(854,451)	(192,603)
	$-	$-

The potential future tax benefits of these losses have not been recognized by the Company in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be “more likely than not,” a valuation allowance is provided to reduce the recorded tax benefits from such assets.

9.	Capital Stock

a)

Effective June 15, 2006, the board of directors approved the consolidation of the Company’s issued and outstanding shares of common stock on the basis of one new share of common stock for each old two shares of common stock of the Company. Pursuant to SAB Topic 4c, all common share information presented in these financial statements is retroactively presented on a post-consolidation basis, including all share amounts and per share prices.

b)

During the year ended November 30, 2006, the Company entered into a five-month investor relations consulting agreement with an unrelated party for consideration of $12,000 and 150,000 common shares, valued at $12,500. Of the share amount, $9,651 was expensed during the year, and the remaining $2,849 was classified as prepaid expense, which will be expensed as incurred during subsequent periods.

c)

During the year ended November 30, 2006, the Company negotiated a subscription agreement (signed December 12, 2006) with a private investor for the purchase of 1,200,000 shares at $0.083 per share, for total cash proceeds of $100,000 (received October 12, 2006). The subscriber had until March 31, 2007 to purchase up to an additional 10,800,000 shares at $0.083. As at March 31, 2007, the subscriber did not purchase the additional 10,800,000 shares.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2006 and 2005
US Funds

9.	Capital Stock - Continued

	d)	See Note 11d).

	e)	Share Purchase Options

The Company has established a share purchase option plan whereby the board of directors may, from time to time, grant options to directors, officers, employees or consultants. Options granted must be exercised no later than ten years from the date of grant or such lesser period as determined by the Company’s board of directors, and are subject to vesting provisions unless the directors of the Company determine otherwise. The exercise price of an option is equal to or greater than 85% of the fair market value of the common stock on the grant date.

On June 16, 2006, the Company granted employees of the Company options to purchase up to 1,500,000 common shares of the Company at an exercise price of $0.267 per share on or before June 16, 2009. These options have an estimated value of $30,875 on the grant date.

The options granted during the year ended November 30, 2006 were valued at $30,875 using the Black-Scholes option pricing model with the following assumptions:

Expected dividend yield	0.00%
Expected stock price volatility	77%
Risk-free interest rate	4.88%
Expected life of options	3 years

Because the shares of the Company have not begun trading on any recognized stock exchange, there is no trading history to establish the expected volatility. The Company has used the average volatility for three companies in the same industry or considered to be comparable.

The weighted average fair value of the options granted was $0.02.

Option pricing models require the input of highly subjective assumptions including the estimate of the share price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore, the existing models do not necessarily provide a reliable single measure of the fair value of the Company’s stock options.

ITonis Inc.
(Formerly Kenshou Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
November 30, 2006 and 2005
US Funds

10.	Restatement

The consolidated financial statements for the period ended November 30, 2005 have been restated to properly reflect the value assigned to the intellectual property acquired by the Company on October 1, 2005 (Note 4a) from $1,000,000 to $447,637.

The 30,000,000 shares issued to acquire the intellectual property were re-valued from $0.033 to $0.015 per share to reflect Onyx’s historical cost of $447,637 in relation to developing the intellectual property.

The effects of the restatement on the financial statements are as follows:

	From
	Incorporation	From
	(July 5,	Incorporation
	2005)	(July 5,
	to	2005)
	November 30,	to
	2005	November 30,
	(Prior to	2005
	restatement)	(Restated)
Loss for the period	$(1,118,841)	$(566,478)
Loss per share – Basic and diluted	$(0.11)	$(0.06)
Deficit – Accumulated during the development stage	$(1,118,841)	$(566,478)
Shares issued for acquisition of intellectual property	$1,000,000	$447,637

11.	Subsequent Events

	a)	On December 20, 2006, the Company negotiated a subscription agreement with a private investor for the purchase of 155,364 shares at $0.083 per share, for total cash proceeds of $12,947.

b)

On December 29, 2006, the Company granted employees of the Company options to purchase up to 1,500,000 common shares of the Company at an exercise price of $0.267 per share on or before June 16, 2009. These options had an estimated value of $20,714 on the grant date.

	c)	On January 12, 2007, the Company negotiated a subscription agreement with a private investor for the purchase of 1,200,000 shares at $0.083 per share, for total cash proceeds of $100,000.

d)

On March 8, 2007, the board of directors approved the stock split of the Company’s shares of common stock on the basis of three new shares of common stock for one share of old common stock of the Company. Pursuant to SAB Topic 4c, all common share information presented in these financial statements is retroactively presented on a post-consolidation basis, including all share amounts and per share prices.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”), our articles of incorporation and our bylaws. The following provides a summary of the indemnification provisions relating to our officers and directors set forth in the NRS, our articles of incorporation and our bylaws:

NEVADA REVISED STATUTES

Section 78.5702 of the NRS provides as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the NRS provides as follows:

1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	By the stockholders;

(b)	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

OUR ARTICLES OF INCORPORATION

Our articles of incorporation do not limit the automatic director immunity from liability under the NRS.

Our articles of incorporation further provide that, to the fullest extent permitted by NRS 78, a director or officer of our company will not be personally liable to our company or our stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a)	acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)	the payment of distributions in violation of NRS 78.300, as amended.

Our articles of incorporation further provide that:

1. we will indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of our company) by reason of the fact that he or she is or was a director of our company or is or was serving as a director, officer, employee or agent of another entity at the request of our company or any predecessor of our company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding; and

2. we will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by our company, in advance of the final disposition of such proceeding; provided that our company has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

OUR BYLAWS

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our board of directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of our company, except by reason of the fact that such officer is or was a director of our company in which event this restriction shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of our company.

OPINION OF THE SECURITIES AND EXCHANGE COMMISSION

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by ITonis in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee:

Securities and Exchange Commission registration fee	$135.08
Accounting fees and expenses	$2,500
Legal fees and expenses	$30,000
Transfer agent and registrar fees	$1,500
Fees and expenses for qualification under state securities laws	$1,500
Miscellaneous	$5,000
Total	$40,135.08

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the selling stockholders to broker-dealers in connection with the sale of their shares.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 750,000 post-split shares of our common stock at a price of $0.001 per share to Robert Poncini, our initial director and officer, on July 8, 2005, for total proceeds of $500.00. We completed this offering pursuant to Section 4(2) of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Robert Poncini. The shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

We completed an offering of 12,000,000 post-split shares of our common stock at a price of $0.007 per share to a total of eight purchasers on Sept 14, 2005. The total proceeds from this offering were $80,000. We completed this offering pursuant to Rule 903 of Regulation S of the Securities Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 30,000,000 post-split shares of our common stock at a price of $0.015 per share to Onyx Trading on November 16, 2005 for the purchase of intellectual property related to the video solution and its components. We completed this offering pursuant to Section 4(2) and Rule 903 of Regulation S of the Securities Act. Onyx Trading subsequently sold on November 24, 2005 17,250,000 shares to three employees of Xeris, its fully owned subsidiary as part of a motivation scheme for them to join ITonis. The three employees were Nicolas Lavaud, Antonin Kral and Libor Bucinsky. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any party. The shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. In addition, the issuance of the shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, in which we did not engage in any directed selling efforts, as defined in Regulation S. Onyx Trading represented to us that it is not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person.

We issued 4,466,289 post-split shares of our common stock at a price of $0.033 per share to a total of 70 purchasers on November 16, 2005 for total proceeds of $148,876. The closing of this offering was completed concurrently with the acquisition of the intellectual property from Onyx Trading. We completed this offering pursuant to Rule 903 of Regulation S of the Securities Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We issued 18,000,000 post-split shares of our common stock to Nordic IPTV Company ApS (formerly Makeitwork ApS) on February 7, 2006 pursuant to an asset purchase agreement between us and Nordic IPTV dated January 31, 2006. These shares were issued in consideration for the transfer to us by Nordic IPTV of acquisition of the intellectual property relating to its television portal application server technology. We completed this offering pursuant to Section 4(2) of the Securities Act and Rule 903 of Regulation S of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Nordic IPTV. These shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. In addition, the issuance of shares to Nordic IPTV was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, in which we did not engage in any directed selling efforts, as defined in Regulation S. Nordic IPTV represented to us that it is not a U.S. person, as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. Person and did not execute the asset purchase agreement in the United States.

We issued 2,215,692 post-split shares of our common stock at a price of $0.0833 per share to a total of nine purchasers on April 10, 2006 for total proceeds of $184,641. We completed this offering pursuant to Rule 903 of Regulation S of the Securities Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We issued 600,000 post-split shares of our common stock to a consultant pursuant to a consultant agreement in consideration for services provided by the consultant on February 1, 2007. We completed this offering pursuant to Rule 506 of Regulation D of the Securities Act on the basis that the consultant is an “accredited investor”, as defined in Rule 501(a) of the Securities Act. The investor represented its intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to the purchaser in accordance with Regulation D confirming that the shares cannot be resold or transferred other than pursuant registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the consultant.

We issued 1,355,364 post-split shares of our common stock at a price of $0.0833 per share to two purchasers for total proceeds of $112,947 on February 10, 2007. We completed this offering pursuant to Rule 903 of Regulation S of the Securities Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We issued 1,200,000 post-split shares of our common stock at a price of $0.0833 per share to Spectrum Managers Ltd. for total proceeds of $100,000 on March 31, 2007. We completed this offering pursuant to Rule 903 of Regulation S of the Securities Act. The sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) the investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. The investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. The investor represented its intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the purchaser. Spectrum Managers did not complete on the purchase of the balance of 10,800,000 post-split shares as originally contemplated by the subscription agreement between us and Spectrum Managers dated December 12, 2006. This subscription agreement has been terminated by us.

We issued 438,208 shares of our common stock on April 11, 2007 at a price of $0.075 per share to a total of one purchaser for total proceeds of $32,866. We completed this offering pursuant to Rule 903 of Regulation S of the Securities Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We issued 936,300 shares of our common stock on May 18, 2007 at a price of $0.05 per share to one purchaser for total proceeds of $46,815. We completed this offering pursuant to Rule 903 of Regulation S of the Securities Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We issued 1,000,000 units of our common stock (each a “Unit”) on June 11, 2007 at a price of $0.25 per Unit to a total of one purchaser for total proceeds of $250,000. Each Unit consists of one share and one share purchase warrant (each a “Warrant”), each Warrant entitles the purchaser to purchase one additional share of common stock of the Company (each a “Warrant Share”) at a price of $0.25 per Warrant Share within a two year period from the date of grant. We completed this offering pursuant to Rule 903 of Regulation S of the Securities Act. Each sale of the Units was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the Units was made; and (ii) at the time the subscription agreement for the Units was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the Units for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the securities cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 27. EXHIBITS.

Exhibit
Number	Description of Exhibit
3.1	Articles of Incorporation (1)
3.2	Certificate of Amendment to Articles of Incorporation (1)
3.3	By-Laws (1)
3.4	Certificate of Change pursuant to NRS 78.209 effective March 19, 2007 (6)
5.1	Opinion of Lang Michener LLP (12)
10.1	Asset Purchase Agreement dated October 1, 2005 between ITonis Inc. and Onyx Trading Inc. (1)
10.2	Employment Agreement between ITonis Inc. and Antonin Kral dated January 1, 2006 (1)
10.3	Employment Agreement between ITonis Inc. and Nicolas Lavaud dated February 1, 2006 (1)
10.4	Asset Purchase Agreement between ITonis Inc. and Nordic IPTV Company ApS (formerly “Makeitwork ApS”) dated January 31, 2006 (1)
10.5	Reseller Agreement dated February 7, 2006 between ITonis Inc. and Makeitwork ApS (1)
10.6	Lease Agreement dated December 23, 2005 between Achat Real a.s. and ITonis CZ s.r.o. (1)
10.7	2006 Stock Option Plan (2)
10.8	Amendment dated February 15, 2006 to Employment Agreement between ITonis Inc. and Nicolas Lavaud dated February 1, 2006 (3)
10.9	Amendment dated August 9, 2006 to Reseller Agreement dated February 7, 2006 between ITonis Inc. and Nordic IPTV Company ApS (formerly, Makeitwork ApS") (3)
10.10	Promissory Note issued by ITonis Inc. to Nicolas Lavaud in the amount of CZ 400,000Kc dated July 3, 2006 (3)
10.11	Subscription Agreement between ITonis Inc. and Spectrum Managers Ltd. dated December 12, 2006 (4)
10.12	Memorandum of Understanding between the Company and iOcean Media Limited dated April 16, 2007 (7)
10.13	Employment Agreement between the Company and Thomas Neal Roberts dated September 1, 2007 (9)
10.14	Employment Agreement between the Company and Lawrence Haber dated September 1, 2007 (9)

Exhibit
Number	Description of Exhibit
10.15	Share Purchase Agreement between the Company, iOcean Media Limited and Aquos Media Limited dated September 8, 2007 (10) (11)
10.16	Voting Trust Agreement between ITonis Inc. and iOcean Media Limited dated October 23, 2007. (11)
10.17	Option Agreement between ITonis Inc. and iOcean Media Limited dated October 23, 2007. (11)
14.1	Code of Ethics (8)
16.1	Letter of Moores Rowland dated February 15, 2007 (5)
23.1	Consent of Independent Auditors – Staley, Okada & Partners, Chartered Accountants (12)
23.2	Consent of Independent Auditors – Danziger Hochman Partners LLP, Chartered Accountants (12)
23.3	Consent of Counsel (Included in Exhibit 5.1) (12)
24.1	Power of Attorney (Included on the signature page of this registration statement)

(1)	Filed as an exhibit to the registration statement on Form SB-2 filed with the SEC on May 12, 2006.
(2)	Filed as an exhibit to Amendment No. 1 to the registration statement on Form SB-2 filed with the SEC on June 27, 2006.
(3)	Filed as an exhibit to Amendment No. 2 to the registration statement on Form SB-2 filed with the SEC on August 11, 2006.
(4)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 15, 2006.
(5)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 23, 2007.
(6)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 20, 2007.
(7)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 24, 2007.
(8)	Filed as an exhibit to our Annual Report on Form 10-KSB filed with the SEC on April 27, 2007.
(9)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 11, 2007.
(10)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 13, 2007.
(11)	Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on October 29, 2007.
(12)	Filed as an exhibit to this Registration Statement on Form SB-2.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any additional or changed material information with respect to the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Prague, Czech Republic on October 31, 2007.

ITONIS INC.

By:	/s/ Thomas Neal Roberts
Thomas Neal Roberts
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas Neal Roberts, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

President, Chief Executive Officer,
/s/ Thomas Neal Roberts	Chief Financial Officer, Principal	October 31, 2007
Thomas Neal Roberts	Accounting Officer and Director

/s/ Antonin Kral	Chief Technical Officer and Director	October 31, 2007
Antonin Kral

/s/Iain Mackenzie Fidlin	Chief Communications Officer and	October 31, 2007
Iain Mackenzie Fidlin	Director